Exhibit 99.3

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Digital Realty Trust, Inc.:

We have audited the accompanying consolidated balance sheets of Digital Realty Trust, Inc. (the Company) and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2008. In connection with our audits of the consolidated financial statements, we also have audited financial statement schedule III, properties and accumulated depreciation. We have also audited the Company’s internal control over financial reporting as of December 31, 2008 (see Item 9A of the Company’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on March 2, 2009), based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these consolidated financial statements and financial statement schedule III, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule III and an opinion on the Company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Digital Realty Trust, Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008 in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule III, properties and accumulated depreciation, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

As discussed in Note 2(b) to the consolidated financial statements, the consolidated financial statements have been adjusted for the retrospective application of Financial Accounting Standards Board (FASB) Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) and FASB No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51, which all became effective January 1, 2009.

/s/ KPMG LLP

San Francisco, California

February 27, 2009, except as to notes 2(b), 2(h), 3, 4, 6, 7, 10,

11, 16, 17 and financial statement schedule III, which are as of November 19, 2009

DIGITAL REALTY TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31, 2008	December 31, 2007
ASSETS
Investments in real estate:
Properties:
Land	$316,318	$316,196
Acquired ground leases	2,733	2,790
Buildings and improvements	2,467,830	1,969,682
Tenant improvements	255,818	193,436

Total investments in properties	3,042,699	2,482,104
Accumulated depreciation and amortization	(302,960)	(188,125)

Net investments in properties	2,739,739	2,293,979
Investment in unconsolidated joint venture	8,481	8,521

Net investments in real estate	2,748,220	2,302,500
Cash and cash equivalents	73,334	31,352
Accounts and other receivables, net of allowance for doubtful accounts of $2,109 and $3,167 as of December 31, 2008 and December 31, 2007, respectively	39,108	43,440
Deferred rent	99,957	64,639
Acquired above market leases, net of accumulated amortization of $31,128 and $23,580 as of December 31, 2008 and December 31, 2007, respectively	31,352	38,762
Acquired in place lease value and deferred leasing costs, net of accumulated amortization of $188,348 and $137,025 as of December 31, 2008 and December 31, 2007, respectively	222,389	253,642
Deferred financing costs, net of accumulated amortization of $14,344 and $9,440 as of December 31, 2008 and December 31, 2007, respectively	16,275	17,131
Restricted cash	45,470	41,302
Other assets	4,940	17,023

Total assets	$3,281,045	$2,809,791

LIABILITIES AND EQUITY
Revolving credit facility	$138,579	$299,731
Unsecured senior notes	58,000	—
Mortgage loans	1,026,594	895,507
4.125% exchangeable senior debentures due 2026, net of discount	161,901	158,224
Accounts payable and other accrued liabilities	171,176	176,143
Accrued dividends and distributions	26,092	22,345
Acquired below market leases, net of accumulated amortization of $64,706 and $49,791 as of December 31, 2008 and December 31, 2007, respectively	76,660	93,572
Security deposits and prepaid rents	46,967	27,839

Total liabilities	1,705,969	1,673,361
Commitments and contingencies
Equity:
Stockholders’ Equity:
Preferred Stock: $0.01 par value, 30,000,000 authorized:
Series A Cumulative Redeemable Preferred Stock, 8.50%, $103,500,000 liquidation preference ($25.00 per share), 4,140,000 issued and outstanding	99,297	99,297
Series B Cumulative Redeemable Preferred Stock, 7.875%, $63,250,000 liquidation preference ($25.00 per share), 2,530,000 issued and outstanding	60,502	60,502
Series C Cumulative Convertible Preferred Stock, 4.375%, $175,000,000 liquidation preference ($25.00 per share), 7,000,000 issued and outstanding	169,068	169,068
Series D Cumulative Convertible Preferred Stock, 5.500%, $345,000,000 liquidation preference ($25.00 per share), 13,800,000 issued and outstanding	333,581	—
Common Stock; $0.01 par value: 125,000,000 authorized, 73,306,703 and 65,406,240 shares issued and outstanding as of December 31, 2008 and December 31, 2007, respectively	732	654
Additional paid-in capital	1,057,107	830,373
Dividends in excess of earnings	(166,863)	(106,106)
Accumulated other comprehensive loss, net	(49,503)	3,379

Total stockholders’ equity	1,503,921	1,057,167

Noncontrolling Interests:
Noncontrolling interests in operating partnership	66,797	74,335
Noncontrolling interests in consolidated joint venture	4,358	4,928

Total noncontrolling interests	71,155	79,263

Total equity	1,575,076	1,136,430

Total liabilities and equity	$3,281,045	$2,809,791

See accompanying notes to the consolidated financial statements.

DIGITAL REALTY TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Year Ended December 31,
	2008	2007	2006
Operating Revenues:
Rental	$404,559	$319,603	$221,371
Tenant reimbursements	107,503	75,003	50,340
Other	15,383	641	365

Total operating revenues	527,445	395,247	272,076

Operating Expenses:
Rental property operating and maintenance	151,505	108,744	59,255
Property taxes	31,102	27,181	26,890
Insurance	4,988	5,527	3,682
Depreciation and amortization	172,378	134,419	86,129
General and administrative	38,589	31,600	20,441
Other	1,637	912	1,111

Total operating expenses	400,199	308,383	197,508

Operating income	127,246	86,864	74,568
Other Income (Expenses):
Equity in earnings of unconsolidated joint venture	2,369	449	177
Interest and other income	2,106	2,287	1,270
Interest expense	(63,621)	(67,054)	(50,598)
Loss from early extinguishment of debt	(182)	—	(527)

Income from continuing operations	67,918	22,546	24,890
Income from discontinued operations before gain on sale of assets	—	1,395	314
Gain on sale of assets	—	18,049	18,096

Income from discontinued operations	—	19,444	18,410

Net income	67,918	41,990	43,300
Net income attributable to noncontrolling interests	(2,664)	(3,753)	(12,570)

Net income attributable to Digital Realty Trust, Inc.	65,254	38,237	30,730
Preferred stock dividends	(38,564)	(19,330)	(13,780)

Net income available to common stockholders	$26,690	$18,907	$16,950

Income per share from continuing operations available to common stockholders:
Basic	$0.39	$0.04	$0.18
Diluted	$0.38	$0.04	$0.17

Income per share from discontinued operations available to common stockholders:
Basic	$—	$0.27	$0.29
Diluted	$—	$0.26	$0.28

Net income per share available to common stockholders:
Basic	$0.39	$0.31	$0.47
Diluted	$0.38	$0.30	$0.45

Weighted average common shares outstanding:
Basic	68,829,267	60,527,625	36,134,983
Diluted	70,435,760	62,572,937	37,442,192

See accompanying notes to the consolidated financial statements.

DIGITAL REALTY TRUST, INC.

CONSOLIDATED STATEMENTS OF EQUITY AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except share data)

	Series A Preferred Stock	Series B Preferred Stock	Series C Preferred Stock	Series D Preferred Stock	Number of Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Dividends in Excess of Earnings	Accumulated Other Comprehensive Loss, net	Total Stockholders’ Equity	Noncontrolling Interests in Operating Partnership	Noncontrolling Interests in Consolidated Joint Venture	Total Noncontrolling Interests	Total Equity
Balance at December 31, 2005	$99,297	$60,502	$—	$—	27,363,408	$274	$252,562	$(27,782)	$1,644	$386,497	$262,239	$206	$262,445	$648,942
Conversion of units to common stock	—	—	—	—	13,405,548	133	115,788	—	—	115,921	(115,921)	—	(115,921)	—
Net proceeds from sale of common stock	—	—	—	—	13,200,000	132	361,593	—	—	361,725	—	—	—	361,725
Redemption of operating partnership units	—	—	—	—			—	—	—	—	(133,822)	—	(133,822)	(133,822)
Exercise of stock options	—	—	—	—	288,735	3	3,413	—	—	3,416	—	—	—	3,416
Amortization of unearned compensation regarding share based awards	—	—	—	—	—	—	1,787	—	—	1,787	—	—	—	1,787
Dividends declared on preferred stock	—	—	—	—	—	—	—	(13,780)	—	(13,780)	—	—	—	(13,780)
Dividends and distributions on common stock and common and incentive units	—	—	—	—	—	—	—	(41,922)	—	(41,922)	(26,581)	—	(26,581)	(68,503)
Equity component of exchangeable senior, net of transactions costs debentures	—	—	—	—	—	—	14,470	—	—	14,470	3,810	—	3,810	18,280
Adjustment for noncontrolling interests	—	—	—	—	—	—	(137,814)	—	—	(137,814)	137,814	—	137,814	—
Adjustment due to sale of assets	—	—	—	—	—	—	—	—	—	—	—	(206)	(206)	(206)
Net income	—	—	—	—	—	—	—	30,730	—	30,730	12,570	—	12,570	43,300
Other comprehensive income - foreign currency translation adjustments	—	—	—	—	—	—	—	—	2,643	2,643	1,917	—	1,917	4,560
Other comprehensive income - fair value of interest rate swaps	—	—	—	—	—	—	—	—	1,161	1,161	809	—	809	1,970
Other comprehensive income - reclassification of other comprehensive income to interest expense	—	—	—	—	—	—	—	—	(1,258)	(1,258)	(945)	—	(945)	(2,203)

Comprehensive income										33,276			14,351	47,627

Balance at December 31, 2006	$99,297	$60,502	$—	$—	54,257,691	$542	$611,799	$(52,754)	$4,190	$723,576	$141,890	$—	$141,890	$865,466

Conversion of units to common stock	—	—	—	—	7,042,054	70	71,082	—	—	71,152	(71,152)	—	(71,152)	—
Net proceeds from sale of common stock		—	—	—	4,025,000	40	150,407	—	—	150,447	—	—	—	150,447
Issuance of series C preferred stock, net of offering costs	—	—	169,068	—	—	—	—	—	—	169,068	—	—	—	169,068
Exercise of stock options	—	—	—	—	81,495	2	1,034	—	—	1,036	—	—	—	1,036
Amortization of unearned compensation regarding share based awards	—	—	—	—	—	—	4,367	—	—	4,367	—	—	—	4,367
Dividends declared on preferred stock	—	—	—	—	—	—	—	(19,330)	—	(19,330)	—	—	—	(19,330)
Dividends and distributions on common stock and common and incentive units	—	—	—	—	—	—	—	(72,259)	—	(72,259)	(8,451)	—	(8,451)	(80,710)
Adjustment for noncontrolling interests	—	—	—	—	—	—	(8,316)	—	—	(8,316)	8,316	—	8,316	—
Contributions from noncontrolling members	—	—	—	—	—	—	—	—	—	—	—	4,928	4,928	4,928
Net income	—	—	—	—	—	—	—	38,237	—	38,237	3,753	—	3,753	41,990
Other comprehensive income - foreign currency translation adjustments	—	—	—	—	—	—	—	—	(222)	(222)	93	—	93	(129)
Other comprehensive income - fair value of interest rate swaps	—	—	—	—	—	—	—	—	1,631	1,631	241	—	241	1,872
Other comprehensive income - reclassification of other comprehensive income to interest expense	—	—	—	—	—	—	—	—	(2,220)	(2,220)	(355)	—	(355)	(2,575)

Comprehensive income										37,426			3,732	41,158

Balance at December 31, 2007	$99,297	$60,502	$169,068	$—	65,406,240	$654	$830,373	$(106,106)	$3,379	$1,057,167	$74,335	$4,928	$79,263	$1,136,430

Conversion of units to common stock	—		—	—	1,825,157	19	20,341	—	—	20,360	(20,360)	—	(20,360)	—
Net proceeds from sale of common stock	—	—	—	—	5,750,000	57	211,554	—	—	211,611	—	—	—	211,611
Issuance of series D preferred stock, net of offering costs	—	—	—	333,581	—	—	—	—	—	333,581	—	—	—	333,581
Exercise of stock options	—	—	—	—	208,703	2	4,203	—	—	4,205	—	—	—	4,205
Issuance of restricted stock, net of forfeitures	—	—	—	—	116,603	—	—	—	—	—	—	—	—	—
Amortization of unearned compensation regarding share based awards	—	—	—	—	—	—	9,805	—	—	9,805	—	—	—	9,805
Dividends declared on preferred stock	—	—	—	—	—	—	—	(38,564)	—	(38,564)	—	—	—	(38,564)
Dividends and distributions on common stock and common and incentive units	—	—	—	—	—	—	—	(87,447)	—	(87,447)	(7,775)	—	(7,775)	(95,222)
Adjustment for noncontrolling interests	—	—	—	—	—	—	(22,491)	—	—	(22,491)	22,491	—	22,491	—
Acquisition of consolidated joint venture interest	—	—	—	—	—	—	—	—	—	—	—	1,887	1,887	1,887
Contributions from noncontrolling members	—	—	—	—	—	—	—	—	—	—	—	16,452	16,452	16,452
Distributions to noncontrolling members	—	—	—	—	—	—	—	—	—	—	—	(8,276)	(8,276)	(8,276)
Adjustment due to purchase of noncontrolling interests	—	—	—	—	—	—	3,322	—	—	3,322	—	(10,968)	(10,968)	(7,646)
Net income	—	—	—	—	—	—	—	65,254	—	65,254	2,329	335	2,664	67,918
Other comprehensive income - foreign currency translation adjustments	—	—	—	—	—	—	—	—	(44,813)	(44,813)	(3,578)	—	(3,578)	(48,391)
Other comprehensive income - fair value of interest rate swaps	—	—	—	—	—	—	—	—	(7,325)	(7,325)	(579)	—	(579)	(7,904)
Other comprehensive income - reclassification of other comprehensive income to interest expense	—	—	—	—	—	—	—	—	(744)	(744)	(66)	—	(66)	(810)

Comprehensive income (loss)										12,372			(1,559)	10,813

Balance at December 31, 2008	$99,297	$60,502	$169,068	$333,581	73,306,703	$732	$1,057,107	$(166,863)	$(49,503)	$1,503,921	$66,797	$4,358	$71,155	$1,575,076

See accompanying notes to the consolidated financial statements.

DIGITAL REALTY TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
Cash flows from operating activities (including discontinued operations):
Net income	$67,918	$41,990	$43,300
Adjustments to reconcile net income to net cash provided by operating activities
Gain on sale of assets	—	(18,049)	(18,096)
Equity in earnings of unconsolidated joint venture	(2,369)	(449)	(177)
Distributions from unconsolidated joint venture	3,019	1,383	650
Write-off of net assets due to early lease terminations	1,085	430	450
Depreciation and amortization of buildings and improvements, tenant improvements and acquired ground leases, including amounts for discontinued operations	118,364	81,305	52,795
Amortization of share-based unearned compensation	9,805	4,367	1,787
Allowance for doubtful accounts	(1,058)	1,135	1,269
Amortization of deferred financing costs	5,579	5,161	3,787
Write-off of deferred financing costs, included in net loss on early extinguishment of debt	182	—	106
Amortization of debt discount/premium	2,435	2,553	829
Amortization of acquired in place lease value and deferred leasing costs	54,014	53,493	38,175
Amortization of acquired above market leases and acquired below market leases, net	(9,689)	(10,412)	(7,244)
Changes in assets and liabilities:
Restricted cash	(1,640)	(12,716)	(3,637)
Accounts and other receivables	4,878	5,134	(10,950)
Deferred rent	(36,006)	(23,376)	(15,034)
Deferred leasing costs	(10,776)	(14,417)	(8,106)
Other assets	4,064	(138)	(2,927)
Accounts payable and other accrued liabilities	(8,004)	(19,129)	14,571
Security deposits and prepaid rents	16,007	7,390	7,816

Net cash provided by operating activities (including discontinued operations)	217,808	105,655	99,364

Cash flows from investing activities:
Acquisitions of properties	(79,243)	(359,849)	(499,917)
Purchase of prepaid ground lease	—	(1,192)	(1,248)
Investment in unconsolidated joint venture	—	—	(30,428)
Proceeds from sale of assets, net of sales costs	—	78,191	59,003
Deposits paid for acquisitions of properties	(760)	(459)	(1,867)
Receipt of value added tax refund	20,241	6,800	3,567
Refundable value added tax paid	(20,337)	(11,059)	(1,002)
Change in restricted cash	(2,340)	427	(2,019)
Improvements to investments in real estate	(545,223)	(265,682)	(107,096)
Other deposits	—	—	(911)
Improvement advances to tenants	(20,182)	(27,256)	(38,479)
Collection of advances from tenants for improvements	21,315	25,836	27,964
Return of investment in unconsolidated joint venture	—	20,500	—
Purchase of joint venture partners’ interests	(21,222)	(3,684)	(5,353)

Net cash used in investing activities	(647,751)	(537,427)	(597,786)

DIGITAL REALTY TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(in thousands)

	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
Cash flows from financing activities:
Borrowings on revolving credit facility	$1,142,555	$612,472	$633,087
Repayments on revolving credit facility	(1,296,610)	(463,980)	(669,594)
Borrowings on unsecured senior notes	58,000	—	—
Proceeds from mortgage loans	174,900	121,288	347,325
Principal payments on mortgage loans	(26,719)	(48,238)	(114,363)
Proceeds from exchangeable senior debentures	—	—	172,500
Change in restricted cash	(188)	(869)	(365)
Settlement of foreign currency forward sale contract	—	—	694
Payment of loan fees and costs	(5,423)	(5,536)	(15,451)
Redemption of noncontrolling interests in operating partnership	—	—	(133,822)
Capital distributions to noncontrolling interests in joint venture	(11,358)	—	—
Capital contributions received from noncontrolling interests in joint venture	17,598	2,056	—
Refund of rate-lock deposit	—	—	2,782
Gross proceeds from the sale of common stock	220,915	158,545	378,200
Gross proceeds from the sale of preferred stock	334,650	175,000	—
Common stock offering costs paid	(9,304)	(8,098)	(16,489)
Preferred stock offering costs paid	(1,027)	(5,932)	—
Proceeds from exercise of stock options	3,976	1,236	3,626
Payment of dividends to preferred stockholders	(38,564)	(19,329)	(13,780)
Payment of dividends to common stockholders and distributions to noncontrolling interests in operating partnership	(91,476)	(77,752)	(64,597)

Net cash provided by financing activities	471,925	440,863	509,753

Net increase in cash and cash equivalents	41,982	9,091	11,331
Cash and cash equivalents at beginning of period	31,352	22,261	10,930

Cash and cash equivalents at end of period	$73,334	$31,352	$22,261

Supplemental disclosure of cash flow information:
Cash paid for interest, including amounts capitalized	$72,339	$69,028	$48,877
Cash paid for taxes	1,099	604	102
Supplementary disclosure of noncash investing and financing activities:
Change in net assets related to foreign currency translation adjustments	$(48,391)	$(129)	$4,560
Accrual of dividends and distributions	26,092	22,345	19,386
Increase (decrease) in accounts payable and other accrued liabilities related to increase (decrease) in fair value of interest rate swaps	(7,904)	1,872	1,970
Reclassification of owner’s equity to noncontrolling interest in the operating partnership	(22,491)	(8,316)	(137,814)
Noncontrolling interests in operating partnership redeemed for or converted to shares of common stock	20,360	71,152	115,921
Assumption of mortgage loans	(2,836)	—	—
Accrual for additions to investments in real estate and tenant improvement advances included in accounts payable and accrued expenses	103,277	97,512	33,228
Allocation of equity component of exchangeable senior debentures:
Additional paid-in capital	—	—	(14,470)
Noncontrolling interests in operating partnership	—	—	(3,810)

	—	—	(18,280)
Allocation of purchase price of properties to:
Investments in real estate	78,516	329,999	451,146
Accounts and other receivables	—	3,486	2,954
Other assets		952	—
Acquired above market leases	440	335	6,232
Acquired below market leases	(3,104)	(22,214)	(34,422)
Acquired in place lease value and deferred leasing costs	3,493	50,876	78,175
Accounts payable and other accrued liabilities	(38)	(2,146)	(3,638)
Security deposits and prepaid rents	(64)	(247)	(530)

Cash paid for acquisition of properties	$79,243	$361,041	$499,917

Accrual of common and preferred stock offering costs	$—	$—	$200

See accompanying notes to the consolidated financial statements.

DIGITAL REALTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Description of Business

Digital Realty Trust, Inc. through its controlling interest in Digital Realty Trust, L.P. (the Operating Partnership) and the subsidiaries of the Operating Partnership (collectively, we or the Company) is engaged in the business of owning, acquiring, developing, redeveloping and managing technology-related real estate. The Company is focused on providing Turn-Key Datacenter and Powered Base BuildingSM datacenter solutions for domestic and international tenants across a variety of industry verticals ranging from information technology and Internet enterprises, to manufacturing and financial services. As of December 31, 2008, our portfolio consisted of 75 properties, excluding one property held as an investment in an unconsolidated joint venture, of which 62 are located throughout North America and 13 are located in Europe. Our properties are diversified in major markets where corporate datacenter and technology tenants are concentrated, including the Chicago, Dallas, Los Angeles, New York/New Jersey, Northern Virginia, Phoenix, San Francisco and Silicon Valley metropolitan areas in the U.S. and the London, Dublin, Paris and Amsterdam markets in Europe. The portfolio consists of Internet gateway and corporate datacenter properties, technology manufacturing properties and regional or national headquarters of technology companies.

The Operating Partnership was formed on July 21, 2004 in anticipation of our initial public offering (IPO) on November 3, 2004 and commenced operations on that date. As of December 31, 2008, we own a 92.6% common interest and a 100% preferred interest in the Operating Partnership. As general partner, we have control over the Operating Partnership. The limited partners of the Operating Partnership do not have rights to replace us as the general partner nor do they have participating rights, although they do have certain protective rights.

We continue to operate and expand the business of our predecessor (the Predecessor). The Predecessor is not a legal entity; rather it is a combination of certain of the real estate subsidiaries of Global Innovation Partners LLC, or GI Partners, contributed to us in connection with the IPO, along with an allocation of certain assets, liabilities, revenues and expenses of GI Partners related to the real estate owned by such subsidiaries.

Pursuant to a contribution agreement among GI Partners, the owner of the Predecessor, and the Operating Partnership, certain of GI Partners’ properties were contributed to the Operating Partnership in exchange for limited partnership interests in the Operating Partnership (Units) and the assumption of debt and other specified liabilities. Additionally, pursuant to contribution agreements between the Operating Partnership and third parties, which were also executed in July 2004, the Operating Partnership received contributions of interests in certain additional real estate properties in exchange for Units and the assumption of specified liabilities.

We purchased a portion of the Units that were issued to GI Partners (which Units were subsequently allocated out to certain members of GI Partners) immediately following the completion of the IPO and upon exercise of the underwriters’ over-allotment option, the aggregate purchase price of which was $91.9 million. The purchase price was equal to the value of the Units based on the IPO price of our stock, net of underwriting discounts and commissions and financial advisory fees. GI Partners distributed approximately 4.0 million Units to its owners and these Units were redeemed for shares of our common stock and sold to third parties in an underwritten public offering, which closed on April 3, 2006. On December 1, 2006, GI Partners redeemed 3.3 million Units for shares of common stock, which shares of common stock were sold to third parties in an underwritten public offering. During the three months ended March 31, 2007, GI Partners distributed their remaining 6.5 million Units to their investors, of which approximately 6.2 million Units were redeemed in exchange for an equal number of shares of our common stock. We did not receive any cash proceeds upon redemption of these Units. As of December 31, 2008 and 2007, GI Partners no longer had an ownership interest in the Operating Partnership.

We have operated in a manner that we believe has enabled us to qualify to be treated, as a Real Estate Investment Trust (REIT) under Sections 856 through 860 of the Internal Revenue Code of 1986, (the Code) as amended.

2. Summary of Significant Accounting Policies

(a) Principles of Consolidation and Basis of Presentation

The accompanying consolidated financial statements include all of the accounts of Digital Realty Trust, Inc., the Operating Partnership and the subsidiaries of the Operating Partnership. Intercompany balances and transactions have been eliminated.

Property interests contributed to the Operating Partnership by our predecessor, Global Innovation Partners, LLC (GI Partners) in exchange for Operating Partnership units have been accounted for as a reorganization of entities under common control in a manner similar to a pooling of interests. Accordingly, the contributed assets and assumed liabilities were recorded at the predecessor’s historical cost basis. Property interests acquired from third parties for cash or units are accounted for using purchase accounting.

The accompanying financial statements do not include the accounts of the real estate subsidiary for a property owned by GI Partners that is subject to a right of first offer agreement, whereby the Operating Partnership has the right to make the first offer to purchase this property if GI Partners decides to sell it.

(b) Adoption of Subsequent Accounting Pronouncements

Effective January 1, 2009, we adopted the following accounting pronouncements each of which require retrospective application upon adoption:

•

Financial Accounting Standards Board (“FASB”) Staff Position APB No. 14-1 “Accounting for Convertible Debt Instruments That May be Settled Upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”); and

•	Statement of Financial Accounting Standards No. 160 “Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51” (“SFAS 160”).

As a result, we have updated the consolidated financial statements and the related notes thereto, from those included in our Annual Report on Form 10-K for the year ended December 31, 2008, to reflect the impact of adopting these accounting pronouncements. Each pronouncement is discussed in further detail in the following subsections of this Note 2.

Pronouncement Affecting the Company’s 4.125% Exchangeable Senior Debentures due 2026

In May 2008, the FASB issued FSP APB 14-1. FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) upon conversion to separately account for the liability (debt) and equity (exchange option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. The equity component of the convertible debt will be included in equity and the value of the equity component will be treated as a discount for purposes of accounting for the debt component of the debt security. The resulting debt discount will be accreted as additional interest expense over the non-cancellable term of the instrument using the effective interest method. FSP APB 14-1 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2008, with early adoption not permitted. Retrospective application is required for all periods presented.

The Company has currently outstanding its 4.125% exchangeable senior debentures due 2026 that are impacted by FSP APB 14-1. Upon the original issuance of this debt instrument in 2006, the Company recorded the debentures as a liability in accordance with applicable accounting standards at that time. To adopt FSP APB 14-1, effective January 1, 2009, the Company estimated the fair value, as of the date of issuance, of its exchangeable senior debentures as if the instrument was issued without the exchange option. The difference between the fair value and the principal amount of the debt instrument was $18.9 million. This amount was retrospectively recorded as a debt discount and as a component of equity as of the issuance date in August 2006. The discount is being amortized over the expected five-year life of the debentures resulting in non-cash increase to interest expense in historical and future periods.

The implementation of FSP APB 14-1 has resulted in a decrease to net income and earnings per share for all periods presented; however, there is no effect on our cash interest payments. As a result of this accounting change:

•

The original debt discount of $18.9 million was recognized as a reduction to the carrying value of the debentures on the consolidated balance sheets as of December 31, 2006 with a corresponding increase to additional paid-in capital of $15.1 million and an increase to noncontrolling interests of $3.8 million.

•

The deferred financing costs associated with the debentures were allocated to the liability and equity components in proportion to the allocation of proceeds resulting in a $0.7 million reduction to deferred financing costs and a corresponding decrease to additional paid-in capital.

•

Interest expense for the years ended December 31, 2008, 2007 and 2006 includes an additional $3.7 million, $3.4 million and $1.2 million, respectively, of interest expense related to the amortization of the debt discount.

•

As of December 31, 2008 and 2007, buildings and improvements were increased by $1.0 million and $0.6 million, respectively, as a result of additional capitalized interest generated by amortization of debt discount.

•	Basic and diluted earnings per common share for the years ended December 31, 2008, 2007 and 2006 was reduced by approximately $0.03, $0.04 and $0.02 per share, respectively.

The effect of the adoption of FSP APB 14-1 on our consolidated balance sheets and consolidated statements of operations for the periods presented is shown in the table under the caption “Retrospective Impact of New Accounting Pronouncements Adopted January 1, 2009” presented at the end of this section of Note 2. See Note 6 for further information on the Debentures.

Pronouncement Affecting the Presentation of Noncontrolling Interests in the Operating Partnership and Consolidated Joint Venture

Effective January 1, 2009, we adopted the provisions of SFAS 160. This statement requires noncontrolling interests (previously referred to as minority interests) to be treated as a separate component of equity, not as a liability or other item outside of permanent equity. SFAS 160 applies to the accounting for noncontrolling interests and transactions with noncontrolling interest holders in consolidated financial statements. SFAS 160 also modifies the presentation of net income by requiring earnings and other comprehensive income to be attributed to controlling and noncontrolling interests. SFAS 160 is applied prospectively to all noncontrolling interests, including those that arose before the effective date, except that comparative prior period information must be recast to classify noncontrolling interests in equity and provide other disclosures required by SFAS 160. The adoption of SFAS 160 resulted in the reclassification of (i) minority interests in consolidated joint ventures and minority interests in Operating Partnership from the mezzanine section to noncontrolling interests in consolidated joint venture and noncontrolling interests in Operating Partnership, a component of permanent equity on our consolidated balance sheets and (ii) the reclassification of minority interest expense to net income attributable to noncontrolling interests, on our consolidated statements of operations. See Note 3 for additional discussion of our noncontrolling interests in Operating Partnership.

In addition, FASB Emerging Issues Task Force Topic No. D-98, “Classification and Measurement of Redeemable Securities” (“EITF D-98”), was updated in March 2008 to clarify its application to noncontrolling interests with embedded redemption features after the adoption of SFAS 160. Pursuant to EITF D-98, as updated, securities that are redeemable for cash or other assets at the option of the holder, not solely within the control of the issuer, must be classified outside of permanent equity. This would result in certain noncontrolling interests being classified outside of permanent equity in the consolidated balance sheets. The Company makes this determination based on the terms in applicable agreements, specifically in relation to redemption provisions. Additionally, with respect to noncontrolling interests for which the Company has a choice to settle the contract by delivery of its own shares, the Company considered the guidance in EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” to evaluate whether the Company controls the actions or events necessary to issue the maximum number of shares that could be required to be delivered under share settlement of the contract. The adoption of the March 2008 updates to EITF D-98 in conjunction with the adoption of SFAS 160 did not have a material impact on our consolidated financial statements.

In accordance with the guidance, the presentation provisions of SFAS 160 were presented retrospectively on our consolidated balance sheets. The effect of the adoption of SFAS 160 on our consolidated balance sheets and statements of operations for the periods presented is shown in the table under the caption “Restrospective Impact of New Accounting Pronouncements Adopted January 1, 2009” presented at the end of this section of Note 2.

Retrospective Impact of New Accounting Pronouncements Adopted January 1, 2009

	As of December 31, 2008
	As Previously	Adjustments
	Reported	FSP APB 14-1	SFAS 160	As Adjusted
Balance Sheet:
Assets:
Net investments in real estate	$2,746,498	$1,722	$—	$2,748,220
Deferred financing costs, net	16,621	(346)	—	16,275
Total assets	3,279,669	1,376	—	3,281,045
Liabilities:
4.125% exchangeable senior debentures due 2026, net	172,500	(10,599)	—	161,901
Total liabilities	1,716,568	(10,599)	—	1,705,969
Minority interests in consolidated joint ventures	4,358	—	(4,358)	—
Minority interests in operating partnership	65,916	—	(65,916)	—
Equity:
Additional paid-in capital	1,040,591	16,516	—	1,057,107
Dividends in excess of earnings	(161,441)	(5,422)	—	(166,863)
Total stockholders’ equity	1,492,827	11,094	—	1,503,921
Noncontrolling interests	—	881	70,274	71,155
Total equity	1,492,827	11,975	70,274	1,575,076
Total liabilities and equity	3,279,669	1,376	—	3,281,045

	As of December 31, 2007
	As Previously	Adjustments
	Reported	FSP APB 14-1	SFAS 160	As Adjusted
Balance Sheet:
Assets:
Net investments in real estate	$2,301,694	$806	$—	$2,302,500
Deferred financing costs, net	17,610	(479)	—	17,131
Total assets	2,809,464	327	—	2,809,791
Liabilities:
4.125% exchangeable senior debentures due 2026, net	172,500	(14,276)	—	158,224
Total liabilities	1,687,637	(14,276)	—	1,673,361
Minority interests in consolidated joint ventures	4,928	—	(4,928)	—
Minority interests in operating partnership	72,983	—	(72,983)	—
Equity:
Additional paid-in capital	814,106	16,267	—	830,373
Dividends in excess of earnings	(103,090)	(3,016)	—	(106,106)
Total stockholders’ equity	1,043,916	13,251	—	1,057,167
Noncontrolling interests	—	1,352	77,911	79,263
Total equity	1,043,916	14,603	77,911	1,136,430
Total liabilities and equity	2,809,464	327	—	2,809,791

	For the Year Ended December 31, 2008
	As Previously	Adjustments
	Reported	FSP APB 14-1	SFAS 160	As Adjusted
Statement of Operations:
Depreciation and amortization	$172,280	$98	$—	$172,378
Interest expense	61,090	2,531	—	63,621
Income from continuing operations	70,547	(2,629)	—	67,918
Net income	67,661	(2,629)	2,886	67,918
Net income attributable to noncontrolling interests	—	222	(2,886)	(2,664)
Net income attributable to Digital Realty Trust, Inc.	67,661	(2,407)	—	65,254
Net income available to common stockholders	29,097	(2,407)	—	26,690
Income from continuing operations available to common stockholders per share—basic	$0.42	$(0.03)	$—	$0.39
Income from continuing operations available to common stockholders per share—diluted	$0.41	$(0.03)	$—	$0.38
Net income available to common stockholders per share–basic	$0.42	$(0.03)	$—	$0.39
Net income available to common stockholders per share – diluted	$0.41	$(0.03)	$—	$0.38

	For the Year Ended December 31, 2007
	As Previously	Adjustments
	Reported	FSP APB 14-1	SFAS 160	As Adjusted
Statement of Operations:
Depreciation and amortization	$134,394	$25	$—	$134,419
Interest expense	64,404	2,650	—	67,054
Income from continuing operations	25,221	(2,675)	—	22,546
Net income	40,592	(2,675)	4,073	41,990
Net income attributable to noncontrolling interests	—	320	(4,073)	(3,753)
Net income attributable to Digital Realty Trust, Inc.	40,592	(2,355)	—	38,237
Net income available to common stockholders	21,262	(2,355)	—	18,907
Income from continuing operations available to common stockholders per share—basic	$0.08	$(0.04)	$—	$0.04
Income from continuing operations available to common stockholders per share—diluted	$0.08	$(0.04)	$—	$0.04
Net income available to common stockholders per share–basic	$0.35	$(0.04)	$—	$0.31
Net income available to common stockholders per share–diluted	$0.34	$(0.04)	$—	$0.30

	For the Year Ended December 31, 2006
	As Previously	Adjustments
	Reported	FSP APB 14-1	SFAS 160	As Adjusted
Statement of Operations:
Depreciation and amortization	$86,129	$—	$—	$86,129
Interest expense	49,595	1,003	—	50,598
Income from continuing operations	25,893	(1,003)	—	24,890
Net income	31,392	(1,003)	12,911	43,300
Net income attributable to noncontrolling interests	—	341	(12,911)	(12,570)
Net income attributable to Digital Realty Trust, Inc.	31,392	(662)	—	30,730
Net income available to common stockholders	17,612	(662)	—	16,950
Income from continuing operations available to common stockholders per share—basic	$0.20	$(0.02)	$—	$0.18
Income from continuing operations available to common stockholders per share—diluted	$0.19	$(0.02)	$—	$0.17
Net income available to common stockholders per share–basic	$0.49	$(0.02)	$—	$0.47
Net income available to common stockholders per share–diluted	$0.47	$(0.02)	$—	$0.45

(c) Cash Equivalents

For purpose of the consolidated statements of cash flows, the Company considers short-term investments with original maturities of 90 days or less to be cash equivalents. As of December 31, 2008 and December 31, 2007, cash equivalents consist of investments in money market instruments.

(d) Investments in Real Estate

Investments in real estate are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives as follows:

Acquired ground leases	Terms of the related lease
Buildings and improvements	5-39 years
Tenant improvements	Shorter of the estimated useful lives or the terms of the related leases

Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset. Repairs and maintenance are charged to expense as incurred.

(e) Investment in Unconsolidated Joint Venture

The Company’s investment in unconsolidated joint venture is accounted for using the equity method, whereby the investment is increased for capital contributed and the Company’s share of the joint venture’s net income and decreased by distributions received and the Company’s share of any losses of the joint venture.

(f) Impairment of Long-Lived Assets

We assess whether there has been impairment in the value of our long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the future net cash flows, undiscounted and without interest, expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Management believes no impairment in the net carrying value of the investments in real estate has occurred.

(g) Purchase Accounting for Acquisition of Investments in Real Estate

Purchase accounting is applied to the assets and liabilities related to all real estate investments acquired from third parties. In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, the fair value of the real estate acquired is allocated to the acquired tangible assets, consisting primarily of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases, value of tenant relationships and acquired ground leases, based in each case on their fair values. Loan premiums, in the case of above market rate loans, or loan discounts, in the case of below market loans, are recorded based on the fair value of any loans assumed in connection with acquiring the real estate.

The fair values of the tangible assets of an acquired property are determined based on comparable land sales for land and replacement costs adjusted for physical and market obsolescence for the improvements. The fair values of the tangible assets of an acquired property are also determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land, building and tenant improvements based on management’s determination of the relative fair values of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions, legal and other related costs.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease and, for below-market leases, over a period equal to the initial term plus any below market fixed rate renewal periods. The leases do not currently include any below market fixed rate renewal periods. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values, also referred to as acquired lease obligations, are amortized as an increase to rental income over the initial terms of the respective leases and any below market fixed rate renewal periods.

In addition to the intangible value for above market leases and the intangible negative value for below market leases, there is intangible value related to having tenants leasing space in the purchased property, which is referred to as in-place lease value and tenant relationship value. Such value results primarily from the buyer of a leased property avoiding the costs associated with leasing the property and also avoiding rent losses and unreimbursed operating expenses during the lease up period. The estimated avoided costs and avoided revenue losses are calculated and this aggregate value is allocated between in-place lease value and tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease; however, the value of tenant relationships has not been separated from in-place lease value for our real estate because such value and its consequence to amortization expense is immaterial for these particular acquisitions. The value of in-place leases exclusive of the value of above-market in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off. The estimated future amortization of intangible assets and liabilities (assuming no early termination of leases acquired) at December 31, 2008 is as follows (in thousands):

	Acquired in place lease value	Acquired above market lease value	Acquired below market lease value
2009	$34,540	$5,712	$(13,717)
2010	30,518	5,327	(12,430)
2011	23,375	4,178	(10,810)
2012	19,041	3,627	(7,196)
2013	18,261	3,541	(7,093)
Thereafter	55,508	8,967	(25,414)

	$181,243	$31,352	$(76,660)

(h) Capitalization of costs.

We capitalize pre-acquisition costs related to probable property acquisitions. We also capitalize direct and indirect costs related to construction and development, including property taxes, insurance and financing costs relating to space under development. Costs previously capitalized related to any property acquisitions no longer considered probable are written off. Interest capitalized during the years ended December 31, 2008 and 2007 was $18.4 million and $11.9 million, respectively. We capitalized amounts relating to compensation expense of employees directly engaged in construction and successful leasing activities of $10.6 million and $5.0 million for the years ended December 31, 2008 and 2007, respectively.

(i) Deferred Leasing Costs

Deferred leasing commissions and other direct and indirect costs associated with the acquisition of tenants are capitalized and amortized on a straight line basis over the terms of the related leases.

(j) Foreign Currency Translation

Assets and liabilities of the subsidiaries outside the United States with non-U.S. dollar functional currencies are translated into U.S. dollars using exchange rates as of the balance sheet dates. Income and expenses are translated using the average exchange rates for the reporting period. Translation adjustments are recorded as a component of accumulated other comprehensive income.

(k) Deferred Financing Costs

Loan fees and costs are capitalized and amortized over the life of the related loans on a straight-line basis, which approximates the effective interest method. Such amortization is included as a component of interest expense.

(l) Restricted Cash

Restricted cash consists of deposits for real estate taxes and insurance and other amounts as required by our loan agreements including funds for leasing costs and improvements related to unoccupied space.

(m) Offering Costs

Underwriting commissions and other offering costs are reflected as a reduction in additional paid-in capital, or in the case of preferred stock, as a reduction of the carrying value of preferred stock.

(n) Share Based Compensation

We account for share based compensation using the fair value method of accounting. The estimated fair value of the stock options granted by us is being amortized on a straight-line basis over the vesting period of the stock options. The estimated fair value of the long-term incentive units and Class C Units (discussed in note 10) granted by us is being amortized on a straight-line basis over the expected service period.

For share based compensation awards with performance conditions, we estimate the fair value of the award for each of the possible performance condition outcomes and amortize the compensation cost based on management’s projected performance outcome. In the instance management’s projected performance outcome changes prior to the final measurement date, compensation cost is adjusted accordingly.

(o) Derivative Financial Instruments

We record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation.

Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Our objective in using derivatives is to add stability to our cash flows due to our exposure to interest rate risks on our variable rate mortgages. To accomplish this objective, we primarily use interest rate swaps as part of our cash flow hedging strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts in exchange for fixed-rate payments over the life of the agreements without exchange of the underlying principal amount. Through December 31, 2008, we used such derivatives to hedge the variable cash flows associated with variable rate mortgages.

For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive income (outside of earnings) and subsequently reclassified to earnings when the hedged forecasted transactions affect earnings as a component of interest expense, and the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings. For derivatives designated as net investment hedges, changes in the fair value of the derivative are reported in other comprehensive income (outside of earnings) as part of the cumulative translation adjustment. As of December 31, 2008 and 2007, no derivatives were designated as fair value or net investment hedges. Additionally, we do not use derivatives for trading or speculative purposes.

(p) Income Taxes

We have elected to be treated and believe that we have operated in a manner that has enabled us to qualify as a Real Estate Investment Trust (REIT) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the Code). As a REIT, we generally are not required to pay federal corporate income and excise taxes on our taxable income to the extent it is currently distributed to our stockholders.

However, qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Code, including tests related to annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we will be organized or be able to operate in a manner so as to qualify or remain qualified as a REIT. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate tax rates.

Even if we qualify for taxation as a REIT, we are taxed in certain states in which we operate. Our consolidated taxable REIT subsidiaries are subject to both federal and state income taxes to the extent there is taxable income. We are also taxed in foreign countries where we operate that do not recognize U.S. REITs under their respective tax laws. Accordingly, we recognize and accrue income taxes for taxable REIT subsidiaries, certain states and foreign jurisdictions, as appropriate.

We assess our significant tax positions for all open tax years and determine whether we have any material unrecognized liabilities in accordance with Financial Accounting Standard Board Interpretation Number 48, Accounting for Uncertainty in Income Taxes, (FIN 48). We record these liabilities to the extent they are recognized. As of December 31, 2008, we had no such liabilities. We classify interest and penalties on tax liabilities from significant uncertain tax positions as interest expense and operating expense, respectively, in our consolidated statements of operations. For the years ended December 31, 2008 and 2007, we had no such interest or penalties.

See Note 8 for further discussion on taxes.

(q) Presentation of Transactional-based Taxes

We account for transactional-based taxes on a net basis.

(r) Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases is included in deferred rent in the accompanying consolidated balance sheets and contractually due but unpaid rents are included in accounts and other receivables.

Tenant reimbursements for real estate taxes, common area maintenance, and other recoverable costs are recognized in the period that the expenses are incurred. Lease termination fees, which are included in other income in the accompanying statements of operations, are recognized over the new remaining term of the lease, effective as of the date the lease modification is finalized, assuming collection is probable.

A provision for loss is made if the collection of the receivable balances related to contractual rent, rent recorded on a straight-line basis, tenant reimbursements and lease termination fees are considered to be doubtful.

(s) Asset Retirement Obligations

We record accruals for estimated retirement obligations, as required by SFAS No. 143, “Accounting for Asset Retirement Obligations” and FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (FIN 47). The amount of asset retirement obligations relates primarily to estimated asbestos removal costs at the end of the economic life of properties that were built before 1984. At December 31, 2008 and 2007, the amount included in accounts payable and other accrued liabilities on our consolidated balance sheet was approximately $1.5 million and $1.6 million, respectively, and the equivalent asset is recorded at $1.3 million and $1.5 million, respectively, net of accumulated depreciation.

(t) Discontinued Operations

Discontinued operations represent a component of an entity that has either been disposed of or is classified as held for sale if both the operations and cash flows of the component have been or will be eliminated from ongoing operations of the entity as a result of the disposal transaction and the entity will not have any significant continuing involvement in the operations of the component after the disposal transaction. Statement of Financial Accounting Standard (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, provides that the assets and liabilities of the component of the entity that has been classified as discontinued operations be presented separately in the entity’s balance sheet. The results of operations of the component of the entity that has been classified as discontinued operations are also reported as discontinued operations for all periods presented. A property is classified as held for sale when certain criteria, as outlined in SFAS No. 144, are met. At such time, depreciation is no longer recognized. Assets held for sale are reported at the lower of their carrying amount or their estimated fair value less the estimated costs to sell the assets. The results of operations of assets held for sale are reported as discontinued operations. As of December 31, 2008 and 2007, no assets were held for sale. During 2006, we sold 7979 East Tufts Avenue and in 2007, we sold 100 Technology Center Drive and 4055 Valley View Lane and accounted for these properties as discontinued operations in the accompanying consolidated statements of operations.

(u) Management’s Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates made. On an on-going basis, we evaluate our estimates, including those related to acquiring, developing and assessing the carrying values of our real estate properties, accrued liabilities, performance-based equity compensation plans, and qualification as a REIT. We base our estimates on historical experience, current market conditions, and various other assumptions that are believed to be reasonable under the circumstances. Actual results may vary from those estimates and those estimates could vary under different assumptions or conditions.

(v) Recently Issued or Newly Adopted Accounting Standards

Following are summaries of recently issued accounting pronouncements that have either been recently adopted or that may become applicable to the preparation of our consolidated financial statements in the future.

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, “Fair Value Measurements”. This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007 for financial assets and liabilities, as well as for any other assets and liabilities that are carried at fair value on a recurring basis in financial statements. In November 2007, the FASB provided a one year deferral for the implementation of SFAS 157 for other nonfinancial assets and liabilities. The Company adopted the provisions of SFAS 157 for financial assets and liabilities effective at the beginning of fiscal year 2008. The provisions of SFAS 157 had no impact on our financial statements. We do not anticipate that adoption of SFAS 157 for non-financial assets and liabilities will have a material impact on our financial condition, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations”. This statement amends SFAS 141 and provides revised guidance for recognizing and measuring assets acquired and liabilities assumed in an acquisition. This statement also requires that transaction costs in an acquisition be expensed as incurred. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141R will impact the accounting for acquisitions completed on or after January 1, 2009.

3. Noncontrolling Interests in Operating Partnership

Noncontrolling interests in the Operating Partnership relate to the interests that are not owned by us. The following table shows the ownership interest in the Operating Partnership as of December 31, 2008 and 2007:

	December 31, 2008		December 31, 2007
	Number of units	Percentage of total	Number of units	Percentage of total
The Company	73,306,703	92.6%	65,406,240	90.7%
Noncontrolling interests consisting of:
Common units held by third Parties	4,530,549	5.7	5,290,070	7.4
Incentive units held by employees and directors (see note 10)	1,288,581	1.7	1,385,724	1.9

	79,125,833	100.0%	72,082,034	100.0%

Limited partners have the right to require the Operating Partnership to redeem part or all of their common units for cash based on the fair market value of an equivalent number of shares of our common stock at the time of redemption. Alternatively, we may elect to acquire those common units in exchange for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events. Pursuant to EITF D-98, we applied the provisions of EITF 00-19 to evaluate whether we control the actions or events necessary to issue the maximum number of shares that could be required to be delivered under the share settlement of the noncontrolling Operating Partnership common and incentive units. Based on the results of this analysis, we concluded that these common and incentive Operating Partnership units met the criteria to be classified within equity. As a result, as of December 31, 2008 and 2007, we have reclassified the noncontrolling Operating Partnership common and incentive units totaling approximately $65.9 million and $73.0 million, respectively, from the mezzanine section to equity section of our consolidated balance sheet.

The redemption value of the noncontrolling Operating Partnership common and the vested incentive units was approximately $181.9 million and $256.2 million based on the closing market price of the Company’s common stock on December 31, 2008 and 2007, respectively. The following table shows activity for the noncontrolling interests in the Operating Partnership for the years ended December 31, 2008 and 2007:

	Common Units	Incentive Units	Total
As of December 31, 2005	30,030,870	1,622,671	31,653,541
Distributions of GI Partners’ founder common units to its investors who redeemed units for our common stock (1)	(12,629,883)	—	(12,629,883)
Redemption of common units tendered by GI Partners (1)	(4,600,000)	—	(4,600,000)
Redemption of common units for shares of our common stock (1)	(775,665)	—	(775,665)
Grant of incentive units to employees and directors	—	7,471	7,471

As of December 31, 2006	12,025,322	1,630,142	13,655,464
Distributions of GI Partners’ founder common units to its investors who redeemed units for our common stock (1)	(6,160,641)	—	(6,160,641)
Redemption of common units for shares of our common stock (1)	(265,776)	—	(265,776)
Distributions of GI Partners’ founder common units to its investors who are employees of the Company	(308,835)	308,835	—
Redemption of common units for shares of our common stock by an employee of the Company (1)	—	(6,002)	(6,002)
Conversion of incentive units held by employees and directors for shares of our common stock (1)	—	(609,635)	(609,635)
Grant of incentive units to employees and directors	—	62,384	62,384

As of December 31, 2007	5,290,070	1,385,724	6,675,794
Redemption of common units for shares of our common stock (1)	(760,128)	—	(760,128)
Redemption of common units for shares of our common stock by employees of the Company (1)	—	(302,226)	(302,226)
Conversion of incentive units held by employees and directors for shares of our common stock (1)	—	(762,803)	(762,803)
Transfer of common units to a third party by an employee of the Company (1)	607	(607)	—
Vesting of 2005 OPP Grant	—	781,395	781,395
Grant of incentive units to employees and directors	—	187,098	187,098

As of December 31, 2008	4,530,549	1,288,581	5,819,130

(1)	This redemption was recorded as a reduction to noncontrolling interests in Operating Partnership and an increase to common stock and additional paid in capital based on the book value per unit in the accompanying consolidated balance sheet.

Under the terms of certain third parties’ (the eXchange parties) contribution agreements signed in the third quarter of 2004, we have agreed to indemnify each eXchange party against adverse tax consequences in the event the Operating Partnership directly or indirectly sells, exchanges or otherwise disposes of (whether by way of merger, sale of assets or otherwise) in a taxable transaction any interest in 200 Paul Avenue 1-4 or 1100 Space Park Drive until the earlier of November 3, 2013 and the date on which these contributors hold less than 25% of the Operating Partnership common units issued to them in the formation transactions consummated concurrently with the IPO. Under the eXchange parties’ amended contribution agreement, the Operating Partnership has agreed to make approximately $17.8 million of indebtedness available for guaranty by the eXchange parties until the earlier of November 3, 2013 and the date on which these contributors or certain transferees hold less than 25% of the Operating Partnership common units issued to them in the formation transactions consummated concurrently with the IPO, and we have agreed to indemnify each eXchange party against adverse tax consequences if the Operating Partnership does not provide such indebtedness to guarantee.

4. Investment in Real Estate

	As of December 31, 2008
Property Type	Land	Ground Lease	Building and Improvements(1)	Tenant Improvements	Accumulated Depreciation and Amortization	Net Investment in Properties
Internet Gateway Datacenters	$84,663	$—	$876,148	$78,525	$(130,737)	$908,599
Corporate Datacenters	186,388	1,256	1,429,808	163,387	(148,688)	1,632,151
Technology Manufacturing	24,401	1,477	67,670	5,938	(13,599)	85,887
Technology Office	18,701	—	51,183	7,968	(9,480)	68,372
Other	2,165	—	43,021	—	(456)	44,730

	$316,318	$2,733	$2,467,830	$255,818	$(302,960)	$2,739,739

	As of December 31, 2007
Property Type	Land	Ground Lease	Building and Improvements(1)	Tenant Improvements	Accumulated Depreciation and Amortization	Net Investment in Properties
Internet Gateway Datacenters	$86,121	$—	$790,762	$76,820	$(84,826)	$868,877
Corporate Datacenters	190,772	1,313	1,054,356	102,710	(85,303)	1,263,848
Technology Manufacturing	20,602	1,477	65,225	5,938	(11,086)	82,156
Technology Office	18,701	—	50,670	7,968	(6,881)	70,458
Other	—	—	8,669	—	(29)	8,640

	$316,196	$2,790	$1,969,682	$193,436	$(188,125)	$2,293,979

Certain reclassifications to prior year amounts have been made to conform to the current year presentation.

(1)	Balances related to construction in progress, without the proportionate land and property costs, the construction cost amounted to $164.9 million, or $251.8 million including construction accruals and other capitalized costs, and $204.4 million, or $290.7 million including construction accruals and other capitalized costs, as of December 31, 2008 and 2007, respectively. Including the proportionate land and property costs, the amounts are $403.8 million, or $491.0 million including construction accruals and other capitalized costs, and $526.1 million, or $601.6 million including construction accruals, as of December 31, 2008 and 2007, respectively. These amounts, without the proportionate land and property costs, included within building and improvements, are primarily related to construction on datacenters.

We made the following acquisitions of real estate properties during the years ended December 31, 2008 and 2007:

Location	Metropolitan Area	Date Acquired	Purchase Price (in millions) (1)
365 South Randolphville Road	New York	February 14, 2008	$20.4
701 & 717 Leonard Street(2)	Dallas	May 13, 2008	12.1
650 Randolph Road	New York	June 13, 2008	10.9
Manchester Technopark Plot C1, Birley Fields	Manchester	June 20, 2008	24.7
1201 Comstock Street(3)	Silicon Valley	June 30, 2008	1.9
7505 Mason King Court	Northern Virginia	November 20, 2008	10.6
1500 Space Park Drive and 1201 Comstock Street(4)	Silicon Valley	December 10, 2008	20.6

Total Acquisitions—Year Ended December 31, 2008			$101.2

21110 Ridgetop Circle	Northern Virginia	January 5, 2007	$17.2
3011 LaFayette Street	Silicon Valley	January 22, 2007	13.7
44470 Chilum Place	Northern Virginia	February 27, 2007	43.1
111 8th Avenue(5)	New York City	March 15, 2007	24.4
Devon Shafron Drive(6)	Northern Virginia	March 23, 2007	63.0
Mundells Roundabout(7)	London, England	April 11, 2007	31.4
900 Walnut Street(8)	St. Louis	August 10, 2007	34.5
210 Tucker Boulevard(8)	St. Louis	August 10, 2007	20.8
1 Savvis Parkway	St. Louis	August 22, 2007	27.7
1500 Space Park Drive(9)	Silicon Valley	September 5, 2007	3.7
Cressex 1	London, England	December 10, 2007	12.7
Naritaweg 52	Amsterdam, Netherlands	December 12, 2007	27.2
Foxboro Business Park(10)	London, England	December 21, 2007	43.6

Total Acquisitions—Year Ended December 31, 2007			$363.0

(1)	Includes closing costs.

(2)	Acquisition of a parking garage adjacent to one of our properties in Dallas, Texas. The parking garage is not included in our property count.

(3)	Represents the amount to acquire a 50% interest in a joint venture that owns this above building. Since we control the joint venture, we have consolidated the joint venture in the accompanying consolidated financial statements. Upon consolidation, we included total assets of $3.8 million and noncontrolling interests of $1.9 million.

(4)	Acquisition of remaining 50% portion of joint venture that owns the above buildings.

(5)	Acquisition of a leasehold interest.

(6)	The purchase consists of three buildings: 43791 Devon Shafron Drive, 43831 Devon Shafron Drive and 43881 Devon Shafron Drive.

(7)	A land parcel to be developed. Purchase price excludes refundable value added tax of approximately $5.2 million.

(8)	Purchase price includes an earn-out payment made at closing: $0.5 million for 900 Walnut Street and $1.8 million for 210 N. Tucker Boulevard.

(9)	Represents the amount we paid to acquire a 50% interest in a joint venture that owns this above building. Since we control the joint venture, we have consolidated the joint venture in the accompanying consolidated financial statements. Upon consolidation, we included total assets of $13.1 million, a third party loan of $5.5 million, other liabilities of $1.0 million and noncontrolling interests of $2.9 million.

(10)	The purchase consists of three buildings: 1 St. Anne’s Boulevard, 2 St. Anne’s Boulevard and 3 St. Anne’s Boulevard.

5. Investment in Unconsolidated Joint Venture

As of December 31, 2008, the investment in unconsolidated joint venture consists of an effective 50% interest in a joint venture that owns a datacenter property in Seattle, Washington. Cash distributions from the joint venture are allocated pro rata among the partners based on the respective ownership interests. Following is the condensed balance sheet information for the joint venture as of December 31, 2008 and 2007 (in thousands):

	December 31,
	2008	2007
Assets
Investments in real estate, net	$38,824	$31,852
Other assets	6,199	17,680

Total assets	$45,023	$49,532

Liabilities and Equity
Mortgage loans	$110,000	$110,000
Other liabilities	6,947	8,172
Our equity	(35,275)	(33,634)
Other equity	(36,649)	(35,006)

Total liabilities and equity	$45,023	$49,532

Our investment in unconsolidated joint venture included in our consolidated balance sheet exceeds our equity presented in the joint venture’s balance sheet since our purchase accounting entries are not pushed down to the joint venture.

Following is the condensed statement of operations information for the joint venture for the years ended December 31, 2008 and 2007 (in thousands):

	Year Ended December 31, 2008	Year Ended December 31, 2007	Period from November 1, 2006 to December 31, 2006
Statements of Operations:
Revenues	$23,950	$20,396	$3,271
Operating expenses	(8,124)	(7,039)	(956)

Net operating income	15,826	13,357	2,315
Interest and other income	142	418	27
Interest expense	(6,846)	(4,786)	(629)
Loss from early extinguishment of debt	—	(4,346)	—
Depreciation and amortization	(5,405)	(3,802)	(661)

Net income	$3,717	$841	$1,052

Add: Historical depreciation and amortization	5,405	3,802	661
Net income before FAS 141 purchase price adjustments	$9,122	$4,643	1,713
Company share of historical net income	4,561	2,275	839
Debt premium writeoff related to loss from early extinguishment of debt	—	1,544	—
FAS 141 purchase price adjustments	(2,192)	(3,370)	(662)

Equity in earnings of unconsolidated joint venture	$2,369	$449	$177

6. Debt

A summary of outstanding indebtedness as of December 31, 2008 and 2007 is as follows (in thousands):

Properties	Interest Rate at December 31, 2008		Maturity Date		Principal Outstanding December 31, 2008		Principal Outstanding December 31, 2007
Mortgage loans:
Secured Term Debt (1)(2)	5.65%		Nov. 11, 2014		$146,486		$148,738
350 East Cermak Road (2)	1-month LIBOR + 2.20%	(3)(7)	Jun. 9, 2009	(4)	96,573		97,993
3 Corporate Place (2)	6.72%		Aug. 1, 2011	(5)	80,000		—
200 Paul Avenue 1-4 (2)	5.74%		Oct. 8, 2015		79,336		80,768
2045 & 2055 LaFayette Street (2)	5.93%		Feb. 6, 2017		68,000		68,000
600 West Seventh Street	5.80%		Mar. 15, 2016		56,814		58,032
2323 Bryan Street (2)	6.04%		Nov. 6, 2009		55,048		55,832
34551 Ardenwood Boulevard 1-4 (2)	5.95%		Nov. 11, 2016		55,000		55,000
1100 Space Park Drive (2)	5.89%		Dec. 11, 2016		55,000		55,000
150 South First Street (2)	6.30%		Feb. 6, 2017		53,288		53,288
114 Rue Ambroise Croizat (6)	3-month EURIBOR + 1.35%	(7)	Jan. 18, 2012		44,564	(8)	47,294	(8)
1500 Space Park Drive (2)	6.15%		Oct. 5, 2013		43,708		—
1500 Space Park Drive	1-month LIBOR + 2.75%		Aug. 3, 2008		—	(9)	5,541
2334 Lundy Place (2)	5.96%		Nov. 11, 2016		40,000		40,000
Unit 9, Blanchardstown Corporate Park (6)	3-month EURIBOR + 1.35%	(7)	Jan. 18, 2012		38,315	(8)	40,661	(8)
6 Braham Street	3-month GBP LIBOR + 0.90%	(7)	Apr. 10, 2011		19,239	(10)	26,172	(10)
Paul van Vlissingenstraat 16	3-month EURIBOR + 1.60%	(7)	Jul. 18, 2013		15,041	(8)	15,965	(8)
Chemin de l’Epinglier 2	3-month EURIBOR + 1.50%	(7)	Jul. 18, 2013		10,923	(8)	11,594	(8)
Gyroscoopweg 2E-2F (11)	3-month EURIBOR + 1.50%	(7)	Oct. 18, 2013		9,575	(8)	10,163	(8)
1125 Energy Park Drive	7.62%	(12)	Mar. 1, 2032		9,335		9,456
375 Riverside Parkway	3-month LIBOR + 1.85%		Dec. 1, 2008		—		8,564
731 East Trade Street	8.22%		Jul. 1, 2020		5,520		5,708

					981,765		893,769
Revolving credit facility	Various	(13)	Aug. 31, 2010	(13)	138,579	(14)	299,731	(14)
Unsecured senior notes — Series A	7.00%		Jul. 24, 2011		25,000		—
Unsecured senior notes — Series B	9.32%		Nov. 5, 2013		33,000		—
4.125% exchangeable senior debentures due 2026	4.125%	(15)	Aug. 15, 2026	(16)	172,500		172,500
Mundells Roundabout construction loan	1-month GBP LIBOR + 1.75%		Nov. 30, 2013		42,374	(10)	—
3 Corporate Place construction loan	1-month LIBOR + 2.25%		Dec. 1, 2008	(17)	—		—

Total principal outstanding					1,393,218		1,366,000
Unamortized discount on 4.125% exchangeable senior debentures due 2026					(10,599)		(14,276)
Loan premium — 1125 Energy Park Drive, 731 East Trade Street and 1500 Space Park Drive mortgages					2,455		1,738

Total indebtedness					$1,385,074		$1,353,462

(1)	This amount represents six mortgage loans secured by our interests in 36 NE 2nd Street, 3300 East Birch Street, 100 & 200 Quannapowitt Parkway, 300 Boulevard East, 4849 Alpha Road, and 11830 Webb Chapel Road. Each of these loans is cross-collateralized by the six properties.
(2)	The respective borrower’s assets and credit are not available to satisfy the debts and other obligations of affiliates or any other person.
(3)	This is the weighted average interest rate as of December 31, 2008. The first note, in a principal amount of $77.3 million, bears interest at a rate of 1-month LIBOR + 1.375% per annum and the second note, in a principal amount of $19.3 million, bears interest at a rate of 1-month LIBOR + 5.5% per annum.
(4)	A one-year extension is available, which we may exercise if certain conditions are met.
(5)	Two one-year extensions are available, which we may exercise if certain conditions are met.
(6)	These loans are also secured by a €4.0 million letter of credit. These loans are cross-collateralized by the two properties.
(7)	We have entered into interest rate swap agreements as a cash flow hedge for interest generated by these LIBOR, EURIBOR and GBP LIBOR based loans. See note 12 for further information.
(8)	Based on exchange rate of $1.40 to €1.00 as of December 31, 2008 and $1.46 to €1.00 as of December 31, 2007.
(9)	The loan was paid in full in August 2008.
(10)	Based on exchange rate of $1.46 to £1.00 as of December 31, 2008 and $1.99 to £1.00 as of December 31, 2007.
(11)	This loan is also secured by a €1.3 million letter of credit.
(12)	If the loan is not repaid by March 1, 2012, the interest rate increases to the greater of 9.62% or the then treasury rate plus 2%.
(13)	The interest rate under our revolving credit facility equals either (i) LIBOR, EURIBOR and GBP LIBOR (ranging from 1- to 6-month maturities) plus a margin of between 1.10% and 2.00% or (ii) the greater of (x) the base rate announced by the lender and (y) 1/2 of 1% per annum above the federal funds rate, plus a margin of between 0.100%—1.000%. In each case, the margin is based on our total leverage ratio. We incur a fee ranging from 0.125% to 0.20% for the unused portion of our unsecured revolving credit facility.
(14)	Balances as of December 31, 2008 and December 31, 2007 are as follows (US$, in thousands):

Denomination of Draw	Balance as of December 31, 2008		Weighted-average interest rate	Balance as of December 31, 2007		Weighted-average interest rate
US ($)	$92,000		1.79%	$111,000		6.12%
Euro (€)	8,701	(a)	4.05%	84,577	(a)	5.86%
British Sterling (£)	37,878	(b)	3.55%	104,154	(b)	7.55%

Total	$138,579		2.41%	$299,731		6.54%

(a)	Based on exchange rate of $1.40 to €1.00 as of December 31, 2008 and $1.46 to €1.00 as of December 31, 2007.
(b)	Based on exchange rate of $1.46 to £1.00 as of December 31, 2008 and $1.99 to £1.00 as of December 31, 2007.
(15)	Under FSP APB 14-1, entities with convertible debt instruments that may be settled entirely or partially in cash upon conversion should separately account for the liability and equity components of the instrument in a manner that reflects the issuer’s economic interest cost. The effective interest rate on the liability component is 6.75%.
(16)	The holders of the debentures have the right to require the Operating Partnership to repurchase the debentures in cash in whole or in part for a price of 100% of the principal amount plus accrued and unpaid interest on each of August 15, 2011, August 15, 2016 and August 15, 2021. We have the right to redeem the debentures in cash for a price of 100% of the principal amount plus accrued and unpaid interest commencing on August 18, 2011.
(17)	The facility was terminated in June 2008.

Net loss from early extinguishment of debt related to prepayment costs and unamortized deferred financing costs written off when we prepaid the related loans or terminated the related loan facility. In 2008, we terminated the construction facility related to 3 Corporate Place. We prepaid loans in 2006 on our 6 Braham Street and 47700 Kato Road & 1055 Page Avenue properties along with the loan on 7979 East Tufts Avenue in conjunction with the sale of the property. In 2006, we also repaid the senior loan over our 34551 Ardenwood Boulevard 1-4, 2334 Lundy Place and 2440 Marsh Lane properties.

As of December 31, 2008, principal payments due for our borrowings are as follows (in thousands):

2009	$162,678
2010	152,032
2011	309,292
2012	92,006
2013	155,288
Thereafter	521,922

Total	$1,393,218

As of December 31, 2008, our revolving credit facility had a total capacity of $675.0 million and matures in August 2010, subject to two one-year extension options exercisable by us. The bank group is obligated to grant extension options provided we give proper notice, we make certain representations and warranties and no default exists under the revolving credit facility. As of December 31, 2008, borrowings under the revolving credit facility bore interest at a blended rate of 1.79% (US Dollar), 4.05% (Euro) and 3.55% (British Pound Sterling), which are based on 1-month EURIBOR and 1-month GBP LIBOR, respectively, plus a margin of 1.10%. The margin can range from 1.10% to 2.00%, depending on our Operating Partnership’s total overall leverage. The revolving credit facility has a $462.5 million sub-facility for multicurrency advances in British Pound Sterling, Canadian Dollars, Euros, and Swiss Francs. We intend to use available borrowings under the revolving credit facility to, among other things, finance the acquisition of additional properties, fund tenant improvements and capital expenditures, fund development and redevelopment activities and to provide for working capital and other corporate purposes. As of December 31, 2008, approximately $138.6 million was drawn under this facility, and $12.4 million of letters of credit were issued.

The credit facility contains various restrictive covenants, including limitations on our ability to incur additional indebtedness, make certain investments or merge with another company, and requirements to maintain financial coverage ratios as well as a pool of unencumbered assets. In addition, except to enable us to maintain our status as a REIT for federal income tax purposes, we are not permitted during any four consecutive fiscal quarters to make distributions with respect to common stock or other equity interests in an aggregate amount in excess of 95% of Funds From Operations, as defined, for such period, subject to certain other adjustments. As of December 31, 2008, we were in compliance with all of the covenants.

Some of our mortgage loans are subject to prepayment lock-out periods. The terms of the following mortgage loans contain prepayment lock-out periods through the dates listed below:

Loan	Date
2334 Lundy Place	January 2009
1100 Space Park Drive	January 2009
2045 & 2055 LaFayette Street	April 2009
150 South First Street	April 2009
34551 Ardenwood Boulevard 1-4	July 2009
200 Paul Avenue 1-4	November 2010

Exchangeable Senior Debentures due 2026

On August 15, 2006, the Operating Partnership issued $172.5 million of its 4.125% exchangeable senior debentures due August 15, 2026 (the Debentures). Costs incurred to issue the Debentures were approximately $5.4 million, net of the amount allocated to the equity component of the debentures. These costs are being amortized over a period of five years, which represents the estimated term of the Debentures, and are included in deferred financing costs, net in the consolidated balance sheet. The Debentures are general unsecured senior obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership.

Interest is payable on August 15 and February 15 of each year beginning February 15, 2007 until the maturity date of August 15, 2026. The Debentures bear interest at 4.125% per annum and contain an exchange settlement feature, which provides that the Debentures may, under certain circumstances, be exchangeable for cash (up to the principal amount of the Debentures) and, with respect to any excess exchange value, into cash, shares of our common stock or a combination of cash and shares of our common stock at an initial exchange rate of 30.6828 shares per $1,000 principal amount of Debentures. The exchange rate on the Debentures is subject to adjustment for certain events, including, but not limited to, certain dividends on our common stock in excess of $0.265 per share per quarter.

Prior to August 18, 2011, the Operating Partnership may not redeem the Debentures except to preserve its status as a REIT for U.S. federal income tax purposes. On or after August 18, 2011, at the Operating Partnership’s option, the Debentures are redeemable in cash in whole or in part at 100% of the principal amount plus unpaid interest, if any, accrued to, but excluding, the redemption date, upon at least 30 days’ but not more than 60 days’ prior written notice to holders of the Debentures.

The holders of the Debentures have the right to require the Operating Partnership to repurchase the Debentures in cash in whole or in part on each of August 15, 2011, August 15, 2016 and August 15, 2021, and in the event of a designated event, for a repurchase price equal to 100% of the principal amount of the Debentures plus unpaid interest, if any, accrued to, but excluding, the repurchase date. Designated events include certain merger or combination transactions, non-affiliates becoming the beneficial owner of more than 50% of the total voting power of our capital stock, a substantial turnover of our company’s directors within a 12-month period and our ceasing to be the general partner of the Operating Partnership. Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Debentures, including a default for 30 days in payment of any installment of interest under the Debentures, a default in the payment of the principal amount or any repurchase price or redemption price due with respect to the Debentures and the Operating Partnership’s failure to deliver cash or any shares of our common stock within 15 days after the due date upon an exchange of the Debentures, together with any cash due in lieu of fractional shares of our common stock.

In addition, the Debentures are exchangeable (i) prior to July 15, 2026, during any fiscal quarter after the fiscal quarter ended September 30, 2006, if the closing sale price of the Company’s common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter exceeds 130% of the exchange price in effect on the last trading day of the immediately preceding fiscal quarter, (ii) prior to July 15, 2026, during the five business day period after any five consecutive trading day period in which the average trading price per $1,000 principal amount of Debentures was equal to or less than 98% of the product of the closing sale price of the common stock during such period, multiplied by the applicable exchange rate, (iii) if we call the Debentures for redemption and (iv) any time on or after July 15, 2026.

The following table provides additional information about the Company’s exchangeable senior debentures as of the date presented pursuant to requirements under FSP APB 14-1:

	4.125% Exchangeable Senior Debentures due 2026
($ and shares in thousands, except exchange price)	December 31, 2008		December 31, 2007
Carrying amount of the equity component	$18,280		$18,280
Principal amount of the liability component	$172,500		$172,500
Unamortized discount of the liability component	$10,599		$14,276
Net carrying amount of the liability component	$161,901		$158,224
Remaining amortization period of discount	31 months			(a)
Exchange price	$32.59			(a)
Number of shares to be issued upon exchange	42	(b)		(a)
The amount by which the if-exchanged value exceeds the principal amount	$1,368	(b)		(a)
Effective interest rate on liability component	6.75%			(a)
Non-cash interest cost recognized for the year ended	$3,677			(a)
Coupon rate interest cost recognized for the year ended	$7,116			(a)

(a)	Data not required by FSP APB 14-1.
(b)	In accordance with FSP APB 14-1, we are required to disclose the exchange price and the number of shares on which the aggregate consideration to be delivered upon exchange is determined (principal plus excess value). Our exchangeable senior debentures require the entire principal amount to be settled in cash, and at our option, any excess value above the principal amount may be settled in cash or common shares. Based on the December 31, 2008 closing share price of our common shares and the exchange rate per $1,000 of Debentures of 30.6828, the excess value was approximately $1.4 million; accordingly, 41,641 common shares would be issued, if these Debentures were settled on this date and we elected to settle the excess value in shares of our common stock.

We have entered into a registration rights agreement whereby we agreed to register the shares of common stock which could be issued in the future upon exchange of the Debentures. We filed the shelf registration statement with the U.S. Securities and Exchange Commission in April 2007.

7. Income per Share

The following is a summary of the elements used in calculating basic and diluted income per share (in thousands, except share and per share amounts):

	Year Ended December 31,
	2008	2007	2006
Income from continuing operations	$67,918	$22,546	$24,890
Income from continuing operations attributable to noncontrolling interests	(2,664)	(489)	(4,772)
Preferred stock dividends	(38,564)	(19,330)	(13,780)

Income from continuing operations available to common stockholders	26,690	2,727	6,338
Income from discontinued operations	—	19,444	18,410
Discontinued operations attributable to noncontrolling interests	—	(3,264)	(7,798)

Net income available to common stockholders	$26,690	$18,907	$16,950

Weighted average shares outstanding—basic	68,829,267	60,527,625	36,134,983
Potentially dilutive common shares:
Stock options	219,992	317,354	277,250
Class C Units (2005 Grant)	673,192	903,482	986,595
Excess exchange value of exchangeable senior debentures	713,308	824,476	43,364

Weighted average shares outstanding—diluted	70,435,760	62,572,937	37,442,192

Income per share—basic:
Income per share from continuing operations available to common stockholders	$0.39	$0.04	$0.18
Income per share from discontinued operations	—	$0.27	0.29

Net income per share available to common stockholders	$0.39	$0.31	$0.47

Income per share—diluted:
Income per share from continuing operations available to common stockholders	$0.38	$0.04	$0.17
Income per share from discontinued operations	—	0.26	0.28

Net income per share available to common stockholders	$0.38	$0.30	$0.45

On or after July 15, 2026, the Debentures may be exchanged at the then applicable exchange rate for cash (up to the principal amount of the Debentures) and, with respect to any excess exchange value, into cash, shares of our common stock or a combination of cash and shares of our common stock at the exchange rate then in effect, which was 30.6828 shares per $1,000 principal amount of Debentures for all periods presented. The Debentures are also exchangeable prior to July 15, 2026, but only upon the occurrence of certain specified events. For the years ended December 31, 2008 and 2007 and during the period from initial issuance or August 15, 2006 through December 31, 2006, the weighted average common stock price exceeded the current strike price of $32.59 per share. Therefore, using the treasury method, 713,308, 824,476 and 43,364 shares of common stock contingently issuable upon settlement of the excess exchange value were included as potentially dilutive common shares in determining diluted earnings per share for the years ended December 31, 2008, 2007 and 2006, respectively.

We have excluded the following potentially dilutive securities in the calculations above as they would be antidilutive or not dilutive:

	Year Ended December 31,
	2008	2007	2006
Weighted average of common Operating Partnership units not owned by us	6,330,996	8,226,399	26,427,837
Potentially dilutive outstanding stock options	554,294	616,168	187,500
Potentially dilutive outstanding Class C Units (2007 Grant)	750,724	750,724	—
Potentially dilutive Series C Cumulative Convertible Preferred Stock	3,614,800	3,614,800	—
Potentially dilutive Series D Cumulative Convertible Preferred Stock	7,429,882	—	—

	18,680,696	13,208,091	26,615,337

8. Income Taxes

We have elected to be taxed as a REIT and believe that we have complied with the REIT requirements of the Code. As a REIT, we are generally not subject to corporate level federal income and excise taxes on taxable income to the extent it is currently distributed to our stockholders. Since inception, we have distributed 100% of our taxable income including tax year ended December 31, 2008. As such, no provision for federal income taxes has been included in the accompanying consolidated financial statements for the years ended December 31, 2008, 2007 and 2006.

As a REIT, we are subject to local and state taxes in certain states where we operate. We are also subject to foreign income taxes in countries that do not recognize U.S. REITs under their respective tax laws. Income taxes for these jurisdictions are accrued, as necessary, for the years ended December 31, 2008, 2007 and 2006.

We have elected taxable REIT subsidiary (TRS) status for some of our consolidated subsidiaries. In general, a TRS may provide services that would otherwise be considered impermissible for REITs and hold assets that we cannot hold directly. Income taxes for TRS entities are accrued, as necessary, for the year ended December 31, 2008. No tax provision is provided for the year ended December 31, 2007 due to taxable losses incurred.

9. Stockholders Equity

(a) Redeemable Preferred Stock

8.50% Series A Cumulative Redeemable Preferred Stock

We currently have outstanding 4,140,000 shares of our 8.50% series A cumulative redeemable preferred stock, or series A preferred stock. Dividends are cumulative on our series A preferred stock from the date of original issuance in the amount of $2.125 per share each year, which is equivalent to 8.50% of the $25.00 liquidation preference per share. Dividends on our series A preferred stock are payable quarterly in arrears. Our series A preferred stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. Upon liquidation, dissolution or winding up, our series A preferred stock will rank senior to our common stock with respect to the payment of distributions and other amounts and rank on parity with our series B preferred stock, series C preferred stock and series D preferred stock. We are not allowed to redeem our series A preferred stock before February 9, 2010, except in limited circumstances to preserve our status as a REIT. On or after February 9, 2010, we may, at our option, redeem our series A preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such series A preferred stock up to but excluding the redemption date. Holders of our series A preferred stock generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. Our series A preferred stock is not convertible into or exchangeable for any other property or securities of our company.

7.875% Series B Cumulative Redeemable Preferred Stock

We currently have outstanding 2,530,000 shares of our 7.875% series B cumulative redeemable preferred stock, or series B preferred stock. Dividends are cumulative on our series B preferred stock from the date of original issuance in the amount of $1.96875 per share each year, which is equivalent to 7.875% of the $25.00 liquidation preference per share. Dividends on our series B preferred stock are payable quarterly in arrears. Our series B preferred stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. Upon liquidation, dissolution or winding up, our series B preferred stock will rank senior to our common stock with respect to the payment of distributions and other amounts and rank on parity with our series A preferred stock, series C preferred stock and series D preferred stock. We are not allowed to redeem our series B preferred stock before July 26, 2010, except in limited circumstances to preserve our status as a REIT. On or after July 26, 2010, we may, at our option, redeem our series B preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such series B preferred stock up to but excluding the redemption date. Holders of our series B preferred stock generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. Our series B preferred stock is not convertible into or exchangeable for any other property or securities of our company.

(b) Convertible Preferred Stock

4.375% Series C Cumulative Convertible Preferred Stock

On April 10, 2007, we issued 7,000,000 shares of our 4.375% series C cumulative convertible preferred stock, or series C preferred stock. Dividends are cumulative on our series C preferred stock from the date of original issuance in the amount of $1.09375 per share each year, which is equivalent to 4.375% of the $25.00 liquidation preference per share. Dividends on our series C preferred stock are payable quarterly in arrears. Our series C preferred stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. Upon liquidation, dissolution or winding up, our series C preferred stock will rank senior to our common stock with respect to the payment of distributions and other amounts and rank on parity with our series A preferred stock, series B preferred stock and series D preferred stock. We are not allowed to redeem our series C preferred stock, except in limited circumstances to preserve our status as a REIT. Holders of our series C preferred stock generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.

Holders of shares of series C preferred stock may convert some or all of their outstanding shares of series C preferred stock initially at a conversion rate of 0.5164 shares of common stock per $25.00 liquidation preference. Except as otherwise provided, shares of our series C preferred stock will be convertible only into shares of our common stock. On or after April 10, 2012, we may, at our option, convert some or all of our series C preferred stock into that number of shares of common stock that are issuable at the then-applicable conversion rate. We may exercise this conversion option only if (1) the closing sale price per share of our common stock equals or exceeds 130% of the then-applicable conversion price of our series C preferred stock for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our conversion option; and (2) on or prior to the effective date of our conversion option, we have either declared and paid, or declared and set apart for payment, any unpaid dividends that are in arrears on our series C preferred stock. The conversion rate on the series C preferred stock is subject to adjustment, including, but not limited to, for certain dividends on our common stock in excess of $0.28625 per share per quarter, subject to adjustment. If holders of shares of the series C preferred stock elect to convert their shares of the series C preferred stock in connection with a fundamental change that occurs on or prior to April 10, 2014, we will increase the conversion rate for shares of the series C preferred stock surrendered for conversion by a number of additional shares determined based on the stock price at the time of such fundamental change and the effective date of such fundamental change. The aggregate number of shares of our common stock issuable in connection with the exercise of the fundamental change conversion right may not exceed 7.3 million shares.

5.500% Series D Cumulative Convertible Preferred Stock

On February 6, 2008, we issued 13,800,000 shares of our 5.500% series D cumulative convertible preferred stock, or series D preferred stock. Dividends are cumulative on our series D preferred stock from the date of original issuance in the amount of $1.375 per share each year, which is equivalent to 5.500% of the $25.00 liquidation preference per share. Dividends on our series D preferred stock are payable quarterly in arrears. Our series D preferred stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. Upon liquidation, dissolution or winding up, our series D preferred stock will rank senior to our common stock with respect to the payment of distributions and other amounts and rank on parity with our series A preferred stock, series B preferred stock and series C preferred stock. We are not allowed to redeem our series D preferred stock, except in limited circumstances to preserve our status as a REIT. Holders of our series D preferred stock generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.

Holders of shares of series D preferred stock may convert some or all of their outstanding shares of series D preferred stock initially at a conversion rate of 0.5955 shares of common stock per $25.00 liquidation preference. Except as otherwise provided, shares of our series D preferred stock will be convertible only into shares of our common stock. On or after February 6, 2013, we may, at our option, convert some or all of our series D preferred stock into that number of shares of common stock that are issuable at the then-applicable conversion rate. We may exercise this conversion option only if (1) the closing sale price per share of our common stock equals or exceeds 130% of the then-applicable conversion price of our series D preferred stock for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our conversion option; and (2) on or prior to the effective date of our conversion option, we have either declared and paid, or declared and set apart for payment, any unpaid dividends that are in arrears on our series D preferred stock. The conversion rate on the series D preferred stock is subject to adjustment, including, but not limited to, for certain dividends on our common stock in excess of $0.31 per share per quarter, subject to adjustment. If holders of shares of the series D preferred stock elect to convert their shares of the series D preferred stock in connection with a fundamental change that occurs on or prior to February 6, 2015, we will increase the conversion rate for shares of the series D preferred stock surrendered for conversion by a number of additional shares determined based on the stock price at the time of such fundamental change and the effective date of such fundamental change. The aggregate number of shares of our common stock issuable in connection with the exercise of the fundamental change conversion right may not exceed 16.4 million shares.

(c) Shares and Units

A common unit and a share of our common stock are structured to have essentially the same economic characteristics as they share equally in the total net income or loss and distributions of the Operating Partnership. The common units are further discussed in note 3 and the long term incentive units are discussed in note 10.

(d) Dividends and Distributions

We have declared the following dividends on our common and preferred stock and equivalent distributions on common units in our Operating Partnership for the years ended December 31, 2008, 2007 and 2006 (in thousands):

Date dividend and distribution declared	Dividend and distribution payable date	Series A Preferred Stock(1)	Series B Preferred Stock(2)	Series C Preferred Stock(3)	Series D Preferred Stock(4)	Common Stock and Operating Partnership Common Units
February 27, 2006	March 31, 2006	2,199	1,246	—	—	15,642	(5)
May 1, 2006	June 30, 2006	2,199	1,246	—	—	16,709	(5)
July 31, 2006	October 2, 2006	2,199	1,246	—	—	16,607	(5)
October 31, 2006	December 29, 2006 for Series A and B Preferred Stock; January 16, 2007 for Common Stock and Operating Partnership Common Units	2,199	1,246	—	—	19,387	(6)

Total—2006		$8,796	$4,984	$—	$—	$68,345

February 15, 2007	April 2, 2007	2,199	1,246	—	—	19,442	(6)
May 2, 2007	July 2, 2007	2,199	1,246	1,722	—	19,458	(6)
August 1, 2007	October 1, 2007	2,199	1,246	1,914	—	19,465	(6)
November 1, 2007	December 31, 2007 for Series A, B and C Preferred Stock; January 14, 2008 for Common Stock and Operating Partnership Common Units	2,199	1,246	1,914	—	22,345	(7)

Total—2007		$8,796	$4,984	$5,550	$—	$80,710

February 25, 2008	March 31, 2008	2,199	1,246	1,914	2,899	22,418	(7)
May 5, 2008	June 30, 2008	2,199	1,246	1,914	4,744	22,444	(7)
August 4, 2008	September 30, 2008	2,199	1,246	1,914	4,744	24,258	(7)
November 4, 2008	December 31, 2008 for Series A, B, C and D Preferred Stock; January 7, 2009 for Common Stock and Operating Partnership Common Units	2,199	1,246	1,914	4,744	26,102	(8)

Total—2008		$8,796	$4,984	$7,656	$17,131	$95,222

(1)	$2.125 annual rate of dividend per share.
(2)	$1.969 annual rate of dividend per share.

(3)	$1.094 annual rate of dividend per share.
(4)	$1.375 annual rate of dividend per share.
(5)	$1.060 annual rate of dividend and distribution per share and unit.
(6)	$1.145 annual rate of dividend and distribution per share and unit.
(7)	$1.240 annual rate of dividend and distribution per share and unit.
(8)	$1.320 annual rate of dividend and distribution per share and unit.

The tax treatment of distributions on common stock paid in 2008 is as follows: 100% ordinary income and 0% return of capital. The tax treatment of distributions on common stock paid in 2007 is as follows: approximately 78% ordinary income and 22% return of capital. The tax treatment of distributions on common stock paid in 2006 is as follows: approximately 74% ordinary income and 26% return of capital. All distributions paid on our preferred stock in 2008, 2007 and 2006 were classified as ordinary income for income tax purposes. Distributions out of our current or accumulated earnings and profits are generally classified as ordinary income whereas distributions in excess of our current and accumulated earnings and profits, to the extent of a stockholder’s U.S. federal income tax basis in our stock, are generally classified as a return of capital. Distributions in excess of a stockholder’s U.S. federal income tax basis in our stock are generally characterized as capital gain. Cash provided by operating activities has been sufficient to fund all distributions.

10. Incentive Plan

Our 2004 Incentive Award Plan provides for the grant of incentive awards to employees, directors and consultants. Awards issuable under the 2004 Incentive Award Plan include stock options, restricted stock, dividend equivalents, stock appreciation rights, long-term incentive units, cash performance bonuses and other incentive awards. Only employees are eligible to receive incentive stock options under the 2004 Incentive Award Plan. Initially, we had reserved a total of 4,474,102 shares of common stock for issuance pursuant to the 2004 Incentive Award Plan, subject to certain adjustments set forth in the 2004 Incentive Award Plan. On May 2, 2007, our stockholders approved the First Amended and Restated Digital Realty Trust, Inc., Digital Realty Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan (the Amended and Restated 2004 Incentive Award Plan). The Amended and Restated 2004 Incentive Award Plan increases the aggregate number of shares of stock which may be issued or transferred under the plan by 5,000,000 shares to a total of 9,474,102 shares, and provides that the maximum number of shares of stock with respect to awards granted to any one participant during a calendar year will be 1,500,000 and the maximum amount that may be paid in cash during any calendar year with respect to any performance-based award not denominated in stock or otherwise for which the foregoing limitation would not be an effective limitation for purposes of Section 162(m) of the Code will be $10.0 million.

As of December 31, 2008, 4,365,144 shares of common stock or awards convertible into or exchangeable for common stock remained available for future issuance under the Amended and Restated 2004 Incentive Award Plan. Each long-term incentive and Class C Unit issued under the Amended and Restated 2004 Incentive Award Plan will count as one share of common stock for purposes of calculating the limit on shares that may be issued under the Amended and Restated 2004 Incentive Award Plan and the individual award limit discussed above.

(a) Long Term Incentive Units

Long-term incentive units, which are also referred to as profits interest units, may be issued to eligible participants for the performance of services to or for the benefit of the Operating Partnership. Long-term incentive units, whether vested or not, will receive the same quarterly per unit distributions as Operating Partnership common units, which equal per share distributions on our common stock. Initially, long-term incentive units do not have full parity with common units with respect to liquidating distributions. If such parity is reached, vested long-term incentive units may be converted into an equal number of common units of our Operating Partnership at any time, and thereafter enjoy all the rights of common units of our Operating Partnership, including redemption rights.

In order to achieve full parity with common units, long-term incentive units must be fully vested and the holder’s capital account balance in respect of such long-term incentive units must be equal to the capital account balance of a holder of an equivalent number of common units. (The capital account balance attributable to each common unit is generally expected to be the same, in part because of the amount credited to a partner’s capital account upon their contribution of property to the Operating Partnership, and in part because the partnership agreement provides, in most cases, that allocations of income, gain, loss and deduction (which will adjust the partners’ capital accounts) are to be made to the common units on a proportionate basis. As a result, with respect to a number of long-term incentive units, it is possible to determine the capital account balance of an equivalent number of common units by multiplying the number of long-term incentive units by the capital account balance with respect to a common unit.)

A partner’s initial capital account balance is equal to the amount the partner paid (or contributed to the Operating Partnership) for its units and is subject to subsequent adjustments, including with respect to the partner’s share of income, gain or loss of the Operating Partnership. Because a holder of long-term incentive units generally will not pay for the long-term incentive units, the initial capital account balance attributable to such long-term incentive units will be zero. However, the Operating Partnership is required to allocate income, gain, loss and deduction to the partners’ capital accounts in accordance with the terms of the partnership agreement, subject to applicable Treasury Regulations. The partnership agreement provides that holders of long-term incentive units will receive special allocations of gain in the event of a sale or “hypothetical sale” of assets of our Operating Partnership prior to the allocation of gain to the Company or other limited partners with respect to their common units. The amount of such allocation will, to the extent of any such gain, be equal to the difference between the capital account balance of a holder of long-term incentive units attributable to such units and the capital account balance attributable to an equivalent number of common units. If and when such gain allocation is fully made, a holder of long-term incentive units will have achieved full parity with holders of common units. To the extent that, upon an actual sale or a “hypothetical sale” of the Operating Partnership’s assets as described above, there is not sufficient gain to allocate to a holder’s capital account with respect to long-term incentive units, or if such sale or “hypothetical sale” does not occur, such units will not achieve parity with common units.

The term “hypothetical sale” refers to circumstances that are not actual sales of the Company’s assets but that require certain adjustments to the value of the Operating Partnership’s assets and the partners’ capital account balances. Specifically, the partnership agreement provides that, from time to time, in accordance with applicable Treasury Regulations, the Operating Partnership will adjust the value of its assets to equal their respective fair market values, and adjust the partners’ capital accounts, in accordance with the terms of the partnership agreement, as if the Operating Partnership sold its assets for an amount equal to their value. Times for making such adjustments generally include the liquidation of the Operating Partnership, the acquisition of an additional interest in the Operating Partnership by a new or existing partner in exchange for more than a de minimis capital contribution, the distribution by the Operating Partnership to a partner of more than a de minimis amount of partnership property as consideration for an interest in the Operating Partnership, in connection with the grant of an interest in the Operating Partnership (other than a de minimis interest) as consideration for the performance of services to or for the benefit of the Operating Partnership (including the grant of a long-term incentive unit), and at such other times as may be desirable or required to comply with the Treasury Regulations.

In connection with the IPO, an aggregate of 1,490,561 fully vested long-term incentive units were issued and compensation expense totaling $17.9 million was recorded at the completion of the IPO. Subsequent to the IPO, we have issued 293,411 long-term incentive units. The grant date fair values, which equal the market price of our common stock, are being expensed on a straight-line basis over the vesting period of the long-term incentive units, which ranges from four to five years.

During the three months ended March 31, 2008, certain employees were granted an aggregate of 95,652 long-term incentive units which, in addition to a service condition, are subject to a performance condition that impacts the number of units ultimately granted to the employee. The performance condition is based upon our achievement of fiscal year 2008 Funds From Operations, or FFO per share targets. Upon evaluating the results of the performance condition, the final number of units is determined and such units vest based on achievement of the service conditions. The service conditions of the awards provide for 20% vesting on each of the first and second anniversaries of the original grant date and 30% vesting on each of the third and fourth anniversaries of the original grant date provided the grantee continues employment on each anniversary date. Based on our 2008 FFO per diluted share and unit, as adjusted by our compensation committee, all of the 2008 long-term incentive units satisfied the performance condition. The grant date fair values, which equal the market price of our common stock, are being expensed on a straight-line basis over the vesting period of the long-term incentive units, which ranges from four to five years.

The expense recorded for the years ended December 31, 2008, 2007 and 2006 related to long-term incentive units was approximately $2.7 million, $0.9 million and $0.6 million, respectively. We capitalized amounts relating to compensation expense of employees directly engaged in construction and leasing activities of approximately $0.4 million and $0.4 million for the years ended December 31, 2008 and 2007, respectively. Unearned compensation representing the unvested portion of the long-term incentive units totaled $7.8 million, $3.9 million and $2.3 million as of December 31, 2008, 2007, and 2006 respectively. We expect to recognize this unearned compensation over the next 3.1 years on a weighted average basis.

(b) Class C Profits Interests Units

2005 Grant

During the fourth quarter of 2005, we granted to each of our named executive officers and certain other employees an award of Class C Units under our 2004 Incentive Award Plan (2005 Grant).

The award agreements provide that the Class C Units subject to this award will vest based on the achievement of a 10% or greater compound annual total shareholder return, as defined, for the period from the grant date through the earlier of September 30, 2008 and the date of a change of control of our Company (the market condition) combined with the employee’s continued service with our company or the Operating Partnership through September 30, 2010. Upon achievement of the market condition, the Class C units will receive the same quarterly per unit distribution as common units in the Operating Partnership.

The aggregate amount of the 2005 Grant award pool will be equal to 7% of the excess shareholder value, as defined, created during the applicable performance period, but in no event will the amount of the pool exceed the lesser of $40.0 million or the value of 2.5% of the total number of shares of our common stock and limited partnership units of the Operating Partnership at the end of the performance period.

On August 4, 2008, our board of directors approved amendments to the outperformance award agreements that we entered into with our executive officers in 2005. As a result of the amendment, approximately 95% of the Class C Units granted pursuant to the outperformance award agreements that satisfied the market condition (summarized above) were fully vested as of September 30, 2008 and the remainder of the units were fully vested as of October 30, 2008. Prior to the amendment, 60 percent of the Class C Units that satisfied the market condition would have vested on September 30, 2008, with the remaining 40 percent of such Class C Units vesting ratably each month for 24 months. As a result of the acceleration, we expensed the remaining $1.6 million of deferred compensation related to these Class C Units during the three months ended September 30, 2008.

2007 Grant

On May 2, 2007, we granted to each of our named executive officers and certain other officers and employees an award of Class C Units of the Operating Partnership under the First Amended and Restated 2004 Incentive Award Plan (2007 Grant).

The Class C Units subject to this award will vest based on the achievement of a total shareholder return (which we refer to as the market condition) as measured on November 1, 2008 (which we refer to as the first measurement date) and May 1, 2010 (which we refer to as the second measurement date). If:

•	with respect to the first measurement date, we achieve a total shareholder return equal to at least 18% over a period commencing on May 2, 2007 and ending on November 1, 2008; and

•

with respect to the second measurement date, we achieve a total shareholder return equal to at least 36% over a period commencing on May 2, 2007 and ending on the earlier of May 1, 2010 and the date of a change in control of our company, the aggregate amount of the 2007 Grant award pool will be equal to 8% of the excess shareholder value, as defined, created during the applicable performance period, but in no event will the amount of the pool exceed:

•	$17 million for the first measurement date; or

•	$40 million (less the amount of the award pool as of the first measurement date) for the second measurement date.

The first and second measurement dates may be accelerated as follows:

•

in the event that during any 60 consecutive days ending prior to November 1, 2008, the 2007 Grant award pool, if calculated on each day during such period, equals or exceeds $17.0 million on each such day, the first measurement date will be accelerated to the last day of the 60-day period; and

•

in the event that during any 60 consecutive days ending prior to May 1, 2010, the 2007 Grant award pool, if calculated on each day during such period, equals or exceeds $40.0 million on each such day, the second measurement date will be accelerated to the last day of the 60-day period; and

•	upon a change in control of the Company.

Except in the event of a change in control of our company, 60% of the Class C Units that satisfy the applicable market condition will vest at the end of the three year period subsequent to grant and an additional 1/60th of such Class C Units will vest on the date of each monthly anniversary thereafter, provided that the employee’s service has not terminated prior to the applicable vesting date. As of December 31, 2008, the market condition with respect to the first measurement date was not achieved.

Common Provisions for the 2005 and 2007 Grant

If the market condition and the other service conditions, as described above, are satisfied with respect to a Class C Unit, the Class C Unit will be treated in the same manner as the existing long-term incentive units issued by the Operating Partnership.

To the extent that any Class C Units fail to satisfy the market condition on the measurement dates discussed above, such Class C Units will automatically be cancelled and forfeited by the employee. In addition, any Class C Units which are not eligible for pro rata vesting in the event of a termination of the employee’s employment due to death or disability or without cause (or for good reason, if applicable) will automatically be cancelled and forfeited upon a termination of the employee’s employment.

In the event that the value of the employee’s allocated portion of the award pool that satisfies the market condition equates to a number of Class C Units that is greater than the number of Class C Units awarded to the executive, we will make an additional payment to the executive in the form of a number of shares of our restricted stock equal to the difference subject to the same vesting requirements as the Class C Units.

On September 30, 2008 we accelerated the vesting of all Class C Units related to the 2005 Grant. The fair value of the 2005 Grant was measured on the grant date using a combination of hypothetical call options that replicate the value of the payoff on the Class C Units. The fair value of each hypothetical call option was estimated at the date of grant using a Black-Scholes option pricing model. Significant assumptions used in the Black-Scholes option pricing model included an expected term of 36 months, expected stock price volatility of 21%, a risk-free interest rate of 4.1%, and a dividend yield rate of 5.4%. The fixed award limit under the plan is $40 million, and there were 58.8 million outstanding shares of common stock and Operating Partnership units as of the 2005 grant date. The grant date fair value of these awards was approximately $4.0 million, with the remaining $2.2 million recognized as compensation expense during the year ended December 31, 2008. We recognized compensation expense related to these Class C Units of $2.2 million, $0.8 million and $0.8 million for the years ended December 31, 2008, 2007 and 2006, respectively.

As of December 31, 2008, approximately 751,000 Class C Units related to the 2007 Grant had been awarded to our executive officers and other employees. The fair value of the 2007 Grant was measured on the grant date using a Monte Carlo simulation to estimate the probability of the multiple market conditions being satisfied. The Monte Carlo simulation uses a statistical formula underlying the Black-Scholes and binomial formulas, and such simulation was run approximately 100,000 times. For each simulation, the value of the payoff was calculated at the settlement date and was then discounted to the grant date at a risk-free interest rate. The expected value of the Class C units on the grant date was determined by multiplying the average of the values over all simulations by the number of outstanding shares of common stock and Operating Partnership units. The valuation was performed in a risk-neutral framework, so no assumption was made with respect to an equity risk premium. Other significant assumptions used in the valuation included an expected term of 36 months, expected stock price volatility of 23%, a risk-free interest rate of 4.6%, and a dividend growth rate of 5.0%. The fixed award limit under the plan is $17 million for the first market condition and $40 million for the second market condition, and there were 69.2 million shares of common stock and Operating Partnership units outstanding as of the 2007 grant date. The grant date fair value of these awards of approximately $11.8 million will be recognized as compensation expense on a straight line basis over the expected service period of five years. The unearned compensation as of December 31, 2008 and 2007 was $7.8 million and $10.2 million, respectively. As of December 31, 2008 and 2007, none of the above awards had vested. We recognized compensation expense related to these Class C Units of $2.0 million and $1.1 million for the years ended December 31, 2008 and 2007, respectively. We capitalized amounts relating to compensation expense of employees directly engaged in construction and leasing activities of $0.4 million and $0.5 million for the years ended December 31, 2008 and 2007, respectively.

(c) Stock Options

The fair value of each option granted under the 2004 Incentive Award Plan is estimated on the date of the grant using the Black-Scholes option-pricing model with the weighted-average assumptions listed below for grants in 2007 and 2006. The fair values are being expensed on a straight-line basis over the vesting period of the options, which ranges from four to five years. The expense recorded for the years ended December 31, 2008, 2007 and 2006, respectively was approximately $1.1 million, $0.9 million and $0.3 million, respectively. We capitalized amounts relating to compensation expense of employees directly engaged in construction and leasing activities of approximately $0.2 million and $0.1 million for the years ended December 31, 2008 and 2007, respectively. Unearned compensation representing the unvested portion of the stock options totaled $3.6 million and $5.1 million for the years ended December 31, 2008 and 2007, respectively. We expect to recognize this unearned compensation over the next 3.1 years on a weighted average basis.

The following table sets forth the weighted-average assumptions used to calculate the fair value of the stock options granted during the years ended December 31, 2008, 2007 and 2006:

	Year Ended December 31,
	2008	2007	2006
Dividend yield	—	2.76%	3.37%
Expected life of option	—	80 months	120 months
Risk-free interest rate	—	4.65%	4.62%
Expected stock price volatility	—	22.82%	29.42%

Weighted-average fair value of options granted during the period	—	$9.70	$9.15

The following table summarizes the 2004 Incentive Award Plan’s stock option activity for the year ended December 31, 2008:

	Year ended December 31, 2008
	Shares	Weighted average exercise price
Options outstanding, beginning of period	1,158,600	$27.86
Granted	—	—
Exercised	(208,703)	19.05
Cancelled	(20,886)	34.15

Options outstanding, end of period	929,011	$29.70

Exercisable, end of period	485,142	$22.80

We issued new common shares for the common stock options exercised during the years ended December 31, 2008, 2007 and 2006. The intrinsic value of options exercised in the years ended December 31, 2008, 2007 and 2006 was approximately $4.5 million, $2.0 million and $6.0 million, respectively.

The following table summarizes information about stock options outstanding and exercisable as of December 31, 2008:

Options outstanding					Options exercisable
Exercise price	Number outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price	Aggregate Intrinsic Value	Number exercisable	Weighted average remaining contractual life (years)	Weighted average exercise price	Aggregate Intrinsic Value
$12.00-13.02	276,650	5.83	$12.04	$5,758,208	276,650	5.83	$12.04	$5,758,208
$13.47-14.50	12,500	6.09	14.19	233,238	—	—	$—	—
$20.37-28.09	88,568	6.97	22.91	880,400	30,311	6.96	$22.83	303,724
$33.18-41.73	551,293	8.23	40.01	—	178,181	8.20	39.51	—

	929,011	7.37	$29.70	$6,871,846	485,142	6.77	$22.80	$6,061,932

(d) Restricted Stock

During the year ended December 31, 2008, certain employees were granted an aggregate of 39,939 shares of restricted stock. The grant date fair values are being expensed on a straight-line basis over the vesting period of the restricted stock, which is four years. During the year ended December 31, 2008, certain employees were granted an aggregate of 34,822 shares of restricted stock which, in addition to a service condition, are subject to a performance condition that impacts the number of shares ultimately granted to the employee. The performance condition is based upon our achievement of fiscal year 2008 Funds From Operations per share targets. Upon evaluating the results of the performance condition, the final number of shares is determined and such shares vest based on achievement of the service conditions. The service conditions of the awards provide for 20% vesting on each of the first and second anniversaries of the original grant date and 30% vesting on each of the third and fourth anniversaries of the original grant date provided the grantee continues employment on each anniversary date.

The expense recorded for the year ended December 31, 2008 related to grants of restricted stock was approximately $0.5 million. We capitalized amounts relating to compensation expense of employees directly engaged in construction and leasing activities of approximately $0.3 million for the year ended December 31, 2008. Unearned compensation representing the unvested portion of the restricted stock totaled $2.2 million as of December 31, 2008. We expect to recognize this unearned compensation over the next 3.2 years on a weighted average basis.

(e) 401(k) Plan

We have a 401(k) plan whereby our employees may contribute a portion of their compensation to their respective retirement accounts, in an amount not to exceed the maximum allowed under the Code. The 401(k) Plan complies with Internal Revenue Service requirements as a 401(k) Safe Harbor Plan whereby discretionary contributions made by us are 100% vested. The aggregate cost of our contributions to the 401(k) Plan was approximately $0.7 million, $0.6 million, and $0.3 million for the years ended December 31, 2008, 2007 and 2006, respectively.

11. Fair Value of Instruments

We disclose fair value information about all financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate fair value.

SFAS No. 107, Disclosure about Fair-value of Financial Instruments, requires the Company to disclose fair-value information about all financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate fair-value. The Company’s disclosures of estimated fair-value of financial instruments at December 31, 2008 and 2007, respectively, were determined using available market information and appropriate valuation methods. Considerable judgment is necessary to interpret market data and develop estimated fair-value. The use of different market assumptions or estimation methods may have a material effect on the estimated fair-value amounts.

The carrying amounts for cash and cash equivalents, restricted cash, accounts and other receivables, accounts payable and other accrued liabilities, security deposits and prepaid rents approximate fair value because of the short-term nature of these instruments. As described in note 12, the interest rate cap and interest rate swaps are recorded at fair value.

We calculate the fair value of our mortgage loans, unsecured senior notes and exchangeable senior debentures based on currently available market rates assuming the loans are outstanding through maturity and considering the collateral and other loan terms, including excess exchange value which exists related to our Debentures. In determining the current market rate for fixed rate debt, a market spread is added to the quoted yields on federal government treasury securities with similar maturity dates to debt. The carrying value of our revolving credit facility approximates fair value, due to the short-term nature of this instrument along with the variability of interest rates.

As of December 31, 2008 and 2007, the aggregate fair value and carrying value of our revolving credit facility, mortgage loans, unsecured senior notes and exchangeable senior debentures were as follows (in thousands):

	As of December 31, 2008		As of December 31, 2007
	Estimated Fair Value	Carrying Value	Estimated Fair Value	Carrying Value
Revolving credit facility (1)	$138,579	$138,579	$299,731	$299,731
Unsecured senior notes (2)	58,801	58,000	—	—
Mortgage loans (2)	918,040	1,026,594	904,698	895,507
Exchangeable senior debentures (2)(3)	181,861	161,901	217,252	158,224

	$1,297,281	$1,385,074	$1,421,681	$1,353,462

(1)	The carrying value of our revolving credit facility approximates estimated fair value, due to the short-term nature of this instrument along with the variability of interest rates.
(2)	Valuations for our unsecured senior notes and mortgage loans are determined based on the expected future payments discounted at risk-adjusted rates. Exchangeable senior debentures are valued based on quoted market prices.
(3)	The carrying values are net of discount of $10,599 and $14,276 as of December 31, 2008 and 2007, respectively, pursuant to FSP APB 14-1.

12. Derivative Instruments

(a) Interest rate swap agreements

Currently, we use interest rate caps and swaps to manage our interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves.

To comply with the provisions of SFAS No. 157, we incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of our derivative contracts for the effect of nonperformance risk, we have considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.

Although we have determined that the majority of the inputs used to value our derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with our derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by us and our counterparties. However, as of December 31, 2008, we have assessed the significance of the impact of the credit valuation adjustments on the overall valuation of our derivative positions and have determined that the credit valuation adjustments are not significant to the overall valuation of our derivatives. As a result, we have determined that our derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

As of December 31, 2008, we were a party to interest rate cap and swap agreements which hedge variability in cash flows related to LIBOR, GBP LIBOR and EURIBOR based mortgage loans. The fair value of these derivatives was ($5.8) million at December 31, 2008. At December 31, 2007, the fair value of these derivatives was $2.6 million, which was based on a methodology used prior to the adoption of SFAS No. 157. The table below summarizes the terms of these interest rate swaps measured at fair value on a recurring basis as of December 31, 2008 (in thousands):

Current Notional Amount		Strike Rate	Effective Date	Expiration Date	Fair Value at Significant Other Observable Inputs (Level 2)
$96,458		3.167	Oct. 15, 2008	June 15, 2009	$(1,116)
19,239	(1)	4.944	Jul. 10, 2006	Apr. 10, 2011	(986)
15,041	(2)	3.981	May 17, 2006	Jul. 18, 2013	(559)
10,881	(2)	4.070	Jun. 23, 2006	Jul. 18, 2013	(442)
9,575	(2)	3.989	Jul. 27, 2006	Oct. 18, 2013	(365)
44,564	(2)	3.776	Dec. 5, 2006	Jan. 18, 2012	(1,131)
38,315	(2)	4.000	Dec. 20, 2006	Jan. 18, 2012	(1,207)

$234,073					$(5,806)

(1)	Translation to U.S. dollars is based on exchange rate of $1.46 to £1.00 as of December 31, 2008.
(2)	Translation to U.S. dollars is based on exchange rate of $1.40 to €1.00 as of December 31, 2008.

We do not have any fair value measurements using significant unobservable inputs (Level 3) as of December 31, 2008.

No other assets or liabilities are measured at fair-value on a recurring basis, or have been measured at fair-value on a non-recurring basis subsequent to initial recognition, in the accompanying consolidated balance sheets as of December 31, 2008.

We purchased an interest rate cap from a financial institution with a current notional amount of $96.6 million on a 1-month USD LIBOR based loan at 350 East Cermak Road. Under the interest rate cap agreement, we would receive payments from the counterparty in the event 1-month USD LIBOR exceeds 6.00% over the term of the agreement. The interest rate cap agreement expires on June 15, 2009. The fair value of the cap was immaterial as of December 31, 2008.

As of December 31, 2008, we estimate that $3.1 million of accumulated other comprehensive income will be reclassified to earnings through an increase to interest expense during the year ending December 31, 2009, when the hedged forecasted transactions impact earnings.

13. Tenant Leases

The future minimum lease payments to be received (excluding operating expense reimbursements) by us as of December 31, 2008, under non-cancelable operating leases are as follows (in thousands):

2009	$384,569
2010	385,721
2011	357,086
2012	348,958
2013	327,203
Thereafter	1,497,680

Total	$3,301,217

Included in the above amounts are minimum lease payments to be received from The tel(x) Group, Inc., or tel(x), a related party further discussed in note 14. The future minimum lease payments to be received (excluding operating expense reimbursements) by us from tel(x) as of December 31, 2008, under non-cancelable operating leases are as follows (in thousands):

2009	$14,115
2010	14,934
2011	15,370
2012	15,820
2013	16,283
Thereafter	255,433

Total	$331,955

Operating revenues from properties outside the United States were $52.2 million $34.2 million, and $13.2 million for the years ended December 31, 2008, 2007 and 2006, respectively.

For the years ended December 31, 2008, 2007 and 2006, revenues recognized from Savvis Communications comprised approximately 11.0%, 11.6%, and 12.9% of total revenues, respectively. For the years ended December 31, 2008, 2007 and 2006, revenues recognized from Qwest Communications International, Inc. comprised approximately 8.9%, 8.0%, and 10.9% of total revenues, respectively. Other than noted here, for the years ended December 31, 2008, 2007, and 2006 no single tenant comprised more than 10% of total revenues.

14. Related Party Transactions

In April 2005, we entered into two agreements with Linc Facility Services, LLC, or LFS, primarily for personnel providing operations and maintenance repairs of the mechanical, electrical, plumbing and general building service systems of five of our properties. LFS belongs to The Linc Group, which GI Partners has owned since late 2003. Richard Magnuson, our Chairman, is also the chief executive officer of the advisor to GI Partners Fund II, LLP. Our consolidated statement of operations includes amounts related to these fees of $0.6 million and $1.3 million for the years ended December 31, 2007 and 2006, respectively. As of December 31, 2007, all of the contracts had expired and had not been renewed.

In December 2006, we entered into ten leases with tel(x), pursuant to which tel(x) provides enhanced meet-me-room services to our customers. tel(x) was acquired by GI Partners Fund II, LLP in November 2006. Richard Magnuson, our Chairman, is also the chief executive officer of the advisor to GI Partners Fund II, LLP. Our consolidated statements of operations include rental revenues of approximately $16.1 million, $13.9 million and $1.1 million from tel(x) for the years ended December 31, 2008, 2007 and 2006, respectively. In connection with the lease agreements, we entered into an operating agreement with tel(x), effective as of December 1, 2006, with respect to joint sales and marketing efforts, designation of representatives to manage the national relationship between us and tel(x) and future meet-me-room facilities. Under the operating agreement, tel(x) has a sixty-day option to enter into a meet-me-room lease for certain future meet-me-room buildings acquired by us or any buildings currently owned by us that are converted into a meet-me-room building.

We also entered into a referral agreement with tel(x), effective as of December 1, 2006, with respect to referral fees arising out of potential future lease agreements for rentable space in buildings covered by the meet-me-room lease agreements. Additionally, we have the right to purchase approximately 10% of tel(x) preferred stock. The purchase price would be calculated as GI Partners Fund II, LLP’s initial cost plus a 12% per annum return. We have the right to purchase, at market, a pro-rata share of any follow on tel(x) equity transactions to prevent dilution to our option to acquire approximately 10%. The option to purchase the preferred stock expired in October 2008 and we did not exercise the option.

15. Commitments and Contingencies

(a) Operating Leases

We have a ground lease obligation on 2010 East Centennial Circle that expires in 2082. After February 2036, rent for the remaining term of the 2010 East Centennial Circle ground lease will be determined based on a fair market value appraisal of the property and, as result, rent after February 2036 is excluded from the minimum commitment information below.

We have ground leases on Paul van Vlissingenstraat 16 that expires in 2054, Chemin de l’Epinglier 2 that expires in July 2074, Clonshaugh Industrial Estate that expires in 2981, Gyroscoopweg 2E-2F, which has a continuous ground lease and will be adjusted on January 1, 2042 and Naritaweg 52, which has a continuous ground lease. We have an operating lease for our current headquarters, which we occupied in June 2005 and expires in May 2012 with an option to extend the lease until September 2017. We also have operating leases at 111 8th Avenue (2nd and 6th floors), 8100 Boone Boulevard and 111 8th Avenue (3rd and 7th floors), which expire in June 2014, September 2017 and February 2022, respectively. The lease at 111 8th Avenue (2nd and 6th floors) has an option to extend the lease until June 2019 and the lease at 111 8th Avenue (3rd and 7th floors) has an option to extend the lease until February 2032. The lease at 8100 Boone Boulevard has no extension option.

We have a fully prepaid ground lease on 2055 E. Technology Circle that expires in 2083. The ground lease at Naritaweg 52 has been prepaid through December 2036.

Rental expense for these leases was approximately $7.9 million, $5.9 million, and $2.0 million for the years ended December 31, 2008, 2007 and 2006 respectively.

The minimum commitment under these leases, excluding the fully prepaid ground lease, as of December 31, 2008 was as follows (in thousands):

2009	$7,066
2010	7,273
2011	7,011
2012	6,540
2013	6,026
Thereafter	38,130

$72,046

(b) Contingent liabilities

We have agreed with the seller of 350 East Cermak Road to share a portion, not to exceed $135,000 per month, of rental revenue, adjusted for our costs to lease the premises, from the lease of the 260,000 square feet of space held for redevelopment. This revenue sharing agreement will terminate in May 2013. We made payments of approximately $41,000 and $17,000 to the seller during the years ended December 31, 2008 and 2007, respectively. No payments were made in 2006. We have recorded a liability of approximately $0.2 million for this contingent liability on our balance sheet at December 31, 2008.

As part of the acquisition of Clonshaugh Industrial Estate, we entered into an agreement with the seller whereby the seller is entitled to receive 40% of the net rental income generated by the existing building, after we have received a 9% return on all capital invested in the property. As of February 6, 2006, the date we acquired this property, we have estimated the present value of these expected payments over the 10 year lease term to be approximately $1.1 million and this value has been recorded as a component of the purchase price. Accounts payable and other accrued liabilities include $1.4 million and $1.5 million for this liability as of December 31, 2008 and December 31, 2007, respectively. During the year ended December 31, 2008 and 2007, we paid approximately $0.2 million and $0.1 million, respectively, to the seller.

As part of the acquisition of Naritaweg 52 in December 2007, we entered into an agreement with the seller whereby the seller is entitled to receive up to 50% of the gain on sale of the property if the property is sold within 12 months (50% of gain) or 24 months (25% of gain) from the date of purchase to an unaffiliated buyer.

Our properties require periodic investments of capital for tenant-related capital expenditures and for general capital improvements and from time to time in the normal course of our business, we enter into various construction contracts with third parties that may obligate us to make payments. At December 31, 2008, we had open commitments related to construction contracts of $102.9 million, excluding approximately $15.5 million of the obligations for which third parties are obligated to reimburse us.

16. Discontinued Operations

In 2007 and 2006, we sold the following properties:

Property	Date of Sale	Proceeds (in millions)	Gain on Sale (in millions)
4055 Valley View Lane	March 30, 2007	$33.0	$6.2
100 Technology Center Drive	March 20, 2007	45.5	11.8
7979 East Tufts Avenue	July 12, 2006	60.4	18.1

The results of operations of the properties above are reported as discontinued operations for all periods presented in the accompanying consolidated financial statements. The following table summarizes the income and expense components that comprise income (loss) from discontinued operations for the years ended December 31, 2007 and 2006 (in thousands):

	Year Ended December 31,
	2007	2006
Operating Revenues:
Rental	$1,940	$11,716
Tenant reimbursements	400	1,569
Other	—	—

Total operating revenues	2,340	13,285
Operating Expenses:
Rental property operating and maintenance	567	2,855
Property taxes	310	1,619
Insurance	27	127
Depreciation and amortization	379	5,314
Other	—	—

Total operating expenses	1,283	9,915
Operating income	1,057	3,370
Other Income (Expenses):
Interest and other income	5	20
Interest expense	333	(3,076)

Income from discontinued operations before gain on sale of assets and noncontrolling interests	1,395	314
Gain on sale of assets	18,049	18,096

Income from discontinued operations	19,444	18,410
Income from discontinued operations attributable to noncontrolling interests	(3,264)	(7,798)

Income from discontinued operations attributable to Digital Realty Trust, Inc.	$16,180	$10,612

17. Quarterly Financial Information (unaudited)

The tables below reflect selected quarterly information for the years ended December 31, 2008 and 2007. Certain amounts have been reclassified to conform to the current year presentation (in thousands except share amounts).

	Three Months Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Total operating revenues	$147,106	$142,016	$123,776	$114,547
Income from continuing operations	25,133	18,419	13,550	10,816
Net Income	25,133	18,419	13,550	10,816
Net income attributable to Digital Realty Trust, Inc.	23,895	17,586	13,196	10,577
Preferred stock dividends	10,102	10,102	10,102	8,258
Net income available to common stockholders	13,793	7,484	3,094	2,319
Basic net income per share available to common stockholders	$0.19	$0.11	$0.05	$0.04
Diluted net income per share available to common stockholders	$0.19	$0.10	$0.05	$0.03

	Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Total operating revenues	$105,903	$104,794	$95,583	$88,967
Income from continuing operations	4,983	4,467	7,330	5,766
Income (loss) from discontinued operations	—	(18)	43	19,419
Net income	4,983	4,449	7,373	25,185
Net income attributable to Digital Realty Trust, Inc.	5,020	4,547	7,136	21,534
Preferred stock dividends	5,359	5,359	5,167	3,445
Net income (loss) available to common stockholders	(339)	(812)	1,969	18,089
Basic net income (loss) per share available to common stockholders	$(0.01)	$(0.01)	$0.03	$0.32
Diluted net income (loss) per share available to common stockholders	$(0.01)	$(0.01)	$0.03	$0.31

18. Subsequent Events

On February 24, 2009, we declared the following distributions per share and the Operating Partnership declared an equivalent distribution per unit.

Share Class	Series A Preferred Stock	Series B Preferred Stock	Series C Preferred Stock	Series D Preferred Stock	Common stock and common unit
Dividend and distribution amount	$0.531250	$0.492188	$0.273438	$0.343750	$0.330000
Dividend and distribution payable date	March 31, 2009	March 31, 2009	March 31, 2009	March 31, 2009	March 31, 2009
Dividend payable to shareholders of record on	March 16, 2009	March 16, 2009	March 16, 2009	March 16, 2009	March 16, 2009
Annual equivalent rate of dividend and distribution	$2.125	$1.969	$1.094	$1.375	$1.320

On February 13, 2009, we completed an offering of 2,500,000 shares of common stock for total net proceeds, after deducting estimated expenses of approximately $83.3 million. We used the net proceeds from the offering to temporarily repay borrowings under our revolving credit facility, to fund development and redevelopment activities and for general corporate purposes.

On January 6, 2009, we made a draw of $25.0 million on our Prudential Shelf Facility. The $25.0 million series C notes have an interest-only rate of 9.68% per annum and a seven-year maturity. We intend to use the proceeds of the notes to acquire properties, to fund development and redevelopment activities and for general corporate purposes.

On February 27, 2009, we notified the lenders under our mortgage agreement with respect to 350 East Cermak Road that we will repay in full the outstanding principal balance, accrued interest and other fees due on the loan on March 9, 2009. We expect to finance the repayment with approximately $97.0 million in borrowings under our revolving credit facility.

DIGITAL REALTY TRUST, INC.

SCHEDULE III

PROPERTIES AND ACCUMULATED DEPRECIATION

DECEMBER 31, 2008

(In thousands)

				Initial costs			Costs capitalized subsequent to acquisition		Total costs				Accumulated depreciation and amortization	Date of acquisition (A) or construction (C)
	Metropolitan Area	Encumbrances		Land	Acquired ground lease	Buildings and improvements	Improvements	Carrying costs	Land	Acquired ground lease	Buildings and improvements	Total
PROPERTIES:
36 NE 2nd Street	Miami	17,248		1,942	—	24,184	1,434	—	1,942	—	25,618	27,560	(5,836)	2002	(A)
2323 Bryan Street	Dallas	55,048		1,838	—	77,604	16,475	—	1,838	—	94,079	95,917	(21,853)	2002	(A)
6 Braham Street	London, England	19,239		3,776	—	28,166	(1,532)	—	2,986	—	27,424	30,410	(4,560)	2002	(A)
300 Boulevard East	New York/New Jersey	44,229		5,140	—	48,526	25,517	—	5,140	—	74,043	79,183	(21,601)	2002	(A)
2334 Lundy Place	Silicon Valley	40,000		3,607	—	23,008	37	—	3,607	—	23,045	26,652	(5,001)	2002	(A)
34551 Ardenwood Boulevard 1-4	Silicon Valley	55,000		15,330	—	32,419	2,197	—	15,330	—	34,616	49,946	(7,969)	2003	(A)
2440 Marsh Lane	Dallas	—		1,477	—	10,330	40,851	—	1,477	—	51,181	52,658	(3,669)	2003	(A)
2010 East Centennial Circle	Phoenix	—		—	1,477	16,472	4	—	—	1,477	16,476	17,953	(2,846)	2003	(A)
375 Riverside Parkway	Atlanta	—		1,250	—	11,578	14,160	—	1,250	—	25,738	26,988	(3,551)	2003	(A)
3300 East Birch Street	Los Angeles	7,513		3,777	—	4,611	423	—	3,777	—	5,034	8,811	(1,848)	2003	(A)
47700 Kato Road & 1055 Page Avenue	Silicon Valley	—		5,272	—	20,166	8	—	5,272	—	20,174	25,446	(2,718)	2003	(A)
4849 Alpha Road	Dallas	10,585		2,983	—	10,650	25	—	2,983	—	10,675	13,658	(2,227)	2004	(A)
600 West Seventh Street	Los Angeles	56,814		18,478	—	50,824	26,440	—	18,478	—	77,264	95,742	(14,392)	2004	(A)
2045 & 2055 LaFayette Street	Silicon Valley	68,000		6,065	—	43,817	19	—	6,065	—	43,836	49,901	(6,444)	2004	(A)
100 & 200 Quannapowitt Parkway	Boston	34,306		12,416	—	26,154	1,668	—	12,416	—	27,822	40,238	(6,345)	2004	(A)
11830 Webb Chapel Road	Dallas	32,605		5,881	—	34,473	793	—	5,881	—	35,266	41,147	(6,325)	2004	(A)
150 South First Street	Silicon Valley	53,288		2,068	—	29,214	532	—	2,068	—	29,746	31,814	(3,857)	2004	(A)
3065 Gold Camp Drive	Sacramento	—		1,886	—	10,686	118	—	1,886	—	10,804	12,690	(1,800)	2004	(A)
200 Paul Avenue 1-4	San Francisco	79,336		14,427	—	75,777	27,759	—	14,427	—	103,536	117,963	(15,690)	2004	(A)
1100 Space Park Drive	Silicon Valley	55,000		5,130	—	18,206	10,698	—	5,130	—	28,904	34,034	(6,749)	2004	(A)
3015 Winona Avenue	Los Angeles	—		6,534	—	8,356	3	—	6,534	—	8,359	14,893	(1,601)	2004	(A)
833 Chestnut Street	Philadelphia	—		5,738	—	42,249	33,201	—	5,738	—	75,450	81,188	(13,623)	2005	(A)
1125 Energy Park Drive	Minneapolis/St. Paul	9,765	(1)	2,775	—	10,761	21	—	2,775	—	10,782	13,557	(1,571)	2005	(A)
350 East Cermak Road	Chicago	96,573		8,466	—	103,232	105,324	—	8,620	—	208,402	217,022	(24,767)	2005	(A)
8534 Concord Center Drive	Denver	—		2,181	—	11,561	43	—	2,181	—	11,604	13,785	(1,940)	2005	(A)
2401 Walsh Street	Silicon Valley	—		5,775	—	19,267	34	—	5,775	—	19,301	25,076	(2,312)	2005	(A)
2403 Walsh Street	Silicon Valley	—		5,514	—	11,695	19	—	5,514	—	11,714	17,228	(1,499)	2005	(A)
4700 Old Ironsides Drive	Silicon Valley	—		5,504	—	9,727	17	—	5,504	—	9,744	15,248	(1,359)	2005	(A)
4650 Old Ironsides Drive	Silicon Valley	—		2,865	—	4,540	866	—	2,865	—	5,406	8,271	(1,062)	2005	(A)
200 North Nash Street	Los Angeles	—		4,562	—	12,503	16	—	4,562	—	12,519	17,081	(1,729)	2005	(A)
731 East Trade Street	Charlotte	6,599	(2)	1,748	—	5,727	202	—	1,748	—	5,929	7,677	(637)	2005	(A)
113 North Myers	Charlotte	—		1,098	—	3,127	646	—	1,098	—	3,773	4,871	(632)	2005	(A)
125 North Myers	Charlotte	—		1,271	—	3,738	5,921	—	1,271	—	9,659	10,930	(1,389)	2005	(A)

DIGITAL REALTY TRUST, INC.

SCHEDULE III

PROPERTIES AND ACCUMULATED DEPRECIATION—(Continued)

DECEMBER 31, 2008

(In thousands)

			Initial costs			Costs capitalized subsequent to acquisition		Total costs				Accumulated depreciation and amortization	Date of acquisition (A) or construction (C)
	Metropolitan Area	Encumbrances	Land	Acquired ground lease	Buildings and improvements	Improvements	Carrying costs	Land	Acquired ground lease	Buildings and improvements	Total
Paul van Vlissingenstraat 16	Amsterdam, Netherlands	15,041	—	—	15,255	4,848	—	—	—	20,103	20,103	(2,202)	2005	(A)
600-780 S. Federal	Chicago	—	7,801	—	27,718	1,887	—	7,849	—	29,557	37,406	(3,634)	2005	(A)
115 Second Avenue	Boston	—	1,691	—	12,569	10,448	—	1,691	—	23,017	24,708	(3,646)	2005	(A)
Chemin de l’Epinglier 2	Geneva, Switzerland	10,924	—	—	20,071	3,682	—	—	—	23,753	23,753	(2,576)	2005	(A)
251 Exchange Place	Northern Virginia	—	1,622	—	10,425	152	—	1,622	—	10,577	12,199	(1,416)	2005	(A)
7500 Metro Center Drive	Austin	—	1,177	—	4,877	1,936	—	1,177	—	6,813	7,990	(1,055)	2005	(A)
7620 Metro Center Drive	Austin	—	510	—	6,760	4	—	510	—	6,764	7,274	(923)	2005	(A)
3 Corporate Place	New York/New Jersey	80,000	2,124	—	12,678	75,711	—	2,124	—	88,389	90,513	(10,088)	2005	(A)
4025 Midway Road	Dallas	—	2,196	—	14,037	16,663	—	2,196	—	30,700	32,896	(4,617)	2006	(A)
Clonshaugh Industrial Estate	Dublin	—	—	1,444	5,569	2,816	—	—	115	9,714	9,829	(1,400)	2006	(A)
6800 Millcreek Drive	Toronto	—	1,657	—	11,352	457	—	1,657	—	11,809	13,466	(1,257)	2006	(A)
101 Aquila Way	Atlanta	—	1,480	—	34,797	41	—	1,480	—	34,838	36,318	(3,979)	2006	(A)
12001 North Freeway	Houston	—	6,965	—	23,492	329	—	6,965	—	23,821	30,786	(2,436)	2006	(A)
14901 FAA Boulevard	Dallas	—	3,303	—	40,799	117	—	3,303	—	40,916	44,219	(3,309)	2006	(A)
120 E Van Buren	Phoenix	—	4,524	—	157,822	50,244	—	4,524	—	208,066	212,590	(19,725)	2006	(A)
Gyroscoopweg 2E-2F	Amsterdam, Netherlands	9,575	—	—	13,450	931	—	—	—	14,381	14,381	(1,270)	2006	(A)
Clonshaugh (Developable Land)	Dublin	—	—	—	—	83,268	—	—	—	83,268	83,268	(2,292)	2006	(A)
600 Winter Street	Boston	—	1,429	—	6,228	28	—	1,429	—	6,256	7,685	(497)	2006	(A)
2300 NW 89th Place	Miami	—	1,022	—	3,767	18	—	1,022	—	3,785	4,807	(371)	2006	(A)
2055 East Technology Circle	Phoenix	—	—	—	8,519	26,259	—	—	—	34,778	34,778	(1,170)	2006	(A)
114 Rue Ambroise Croizat	Paris, France	44,564	12,261	—	34,051	40,054	—	12,960	—	73,406	86,366	(2,982)	2006	(A)
Unit 9, Blanchardstown Corporate Park	Dublin, Ireland	38,315	1,927	—	40,024	4,836	—	2,020	—	44,767	46,787	(3,470)	2006	(A)
111 8th Avenue	New York/New Jersey	—	—	—	17,688	9,391	—	—	—	27,079	27,079	(6,495)	2006	(A)
1807 Michael Faraday Court	Northern Virginia	—	1,499	—	4,578	867	—	1,499	—	5,445	6,944	(609)	2006	(A)
8100 Boone Boulevard	Northern Virginia	—	—	—	158	622	—	—	—	780	780	(298)	2006	(A)
21110 Ridgetop Circle	Northern Virginia	—	2,934	—	14,311	835	—	2,934	—	15,146	18,080	(989)	2007	(A)
3011 Lafayette Street	Silicon Valley	—	3,354	—	10,305	44,192	—	3,354	—	54,497	57,851	(4,246)	2007	(A)
44470 Chilum Place	Northern Virginia	—	3,351	—	37,360	184	—	3,531	—	37,364	40,895	(1,882)	2007	(A)
43881 Devin Shafron Drive	Northern Virginia	—	4,653	—	23,631	80,752	—	4,653	—	104,383	109,036	(5,052)	2007	(A)
43831 Devin Shafron Drive	Northern Virginia	—	3,027	—	16,247	972	—	3,027	—	17,219	20,246	(856)	2007	(A)
43791 Devin Shafron Drive	Northern Virginia	—	3,490	—	17,444	36,911	—	3,490	—	54,355	57,845	(1,188)	2007	(A)

DIGITAL REALTY TRUST, INC.

SCHEDULE III

PROPERTIES AND ACCUMULATED DEPRECIATION—(Continued)

DECEMBER 31, 2008

(In thousands)

				Initial costs			Costs capitalized subsequent to acquisition		Total costs				Accumulated depreciation and amortization	Date of acquisition (A) or construction (C)
	Metropolitan Area	Encumbrances		Land	Acquired ground lease	Buildings and improvements	Improvements	Carrying costs	Land	Acquired ground lease	Buildings and improvements	Total
Mundells Roundabout	London, England	42,374		31,354	—	—	40,824	—	23,262	—	48,916	72,178	(1)	2007	(A)
210 N Tucker	St. Louis	—		2,042	—	17,223	1,403	—	2,042	—	18,626	20,668	(1,017)	2007	(A)
900 Walnut Street	St. Louis	—		1,791	—	29,516	2,463	—	1,791	—	31,979	33,770	(1,398)	2007	(A)
1 Savvis Parkway	St. Louis	—		3,301	—	20,639	15	—	3,301	—	20,654	23,955	(908)	2007	(A)
1500 Space Park Drive	Silicon Valley	43,708	(3)	6,732	—	6,325	44,970	—	4,171	—	53,856	58,027	(2,666)	2007	(A)
Cressex 1	London, England	—		3,629	—	9,036	19,664	—	2,802	—	29,527	32,329	—	2007	(A)
Naritaweg 52	Amsterdam, Netherlands	—		—	1,192	23,441	(1,090)	—	—	1,141	22,402	23,543	(733)	2007	(A)
1 St. Anne’s Boulevard	London, England	—		2,732	—	5,969	(1,558)	—	2,435	—	4,708	7,143	(131)	2007	(A)
2 St. Anne’s Boulevard	London, England	—		5,190	—	3,193	(2,240)	—	3,800	—	2,343	6,143	(65)	2007	(A)
3 St. Anne’s Boulevard	London, England	—		16,401	—	8,844	5,202	—	12,007	—	18,440	30,447	—	2007	(A)
365 South Randolphville Road	New York/New Jersey	—		3,019	—	17,404	29,254	—	3,019	—	46,658	49,677	—	2008	(A)
701 & 717 Leonard Street	Dallas	—		2,165	—	9,934	41	—	2,165	—	9,975	12,140	(128)	2008	(A)
650 Randolph Road	New York/New Jersey	—		3,986	—	6,883	3,351	—	3,986	—	10,234	14,220	—	2008	(A)
Manchester Technopark	Manchester, England	—		—	—	23,918	(6,406)	—	—	—	17,512	17,512	(252)	2008	(A)
1201 Comstock Street	Silicon Valley	—		2,093	—	1,606	25,561	—	3,398	—	25,862	29,260	—	2008	(A)
7505 Mason King Court	Northern Virginia	—		2,390	—	8,257	—	—	2,390	—	8,257	10,647	—	2008	(A)
1550 Space Park Drive	Silicon Valley	—		2,301	—	766	—	—	2,301	—	766	3,067	—	2008	(A)
1525 Comstock Street	Silicon Valley	—		2,293	—	16,216	—	—	2,293	—	16,216	18,509	—	2008	(A)
Other		—		—	—	8,298	24,750	—	—	—	33,048	33,048	(329)

		1,025,649		332,190	4,113	1,706,798	999,598	—	316,318	2,733	2,723,648	3,042,699	(302,960)

(1)	The balance shown includes an unamortized premium of $430.
(2)	The balance shown includes an unamortized premium of $1,079.
(3)	The balance shown includes an unamortized premium of $946.

See accompanying report of independent registered public accounting firm.

DIGITAL REALTY TRUST, INC.

NOTES TO SCHEDULE III

PROPERTIES AND ACCUMULATED DEPRECIATION

December 31, 2008

(In thousands)

(1) Tax Cost

The aggregate gross cost of Digital Realty Trust, Inc. (the company) properties for federal income tax purposes approximated $2,851.1 million (unaudited) as of December 31, 2008.

(2) Historical Cost and Accumulated Depreciation and Amortization

The following table reconciles the historical cost of the Company’s properties for financial reporting purposes for each of the years in the three-year period ended December 31, 2008.

	Year Ended December 31,
	2008	2007	2006
Balance, beginning of year	$2,482,104	$1,819,503	$1,258,510
Additions during period (acquisitions and improvements)	561,293	714,990	598,690
Deductions during period (dispositions and write-off of tenant improvements)	(698)	(52,389)	(37,697)

Balance, end of year	$3,042,699	$2,482,104	$1,819,503

The following table reconciles accumulated depreciation and amortization of the Company’s properties for financial reporting purposes for each of the years in the three-year period ended December 31, 2008.

	Year Ended December 31,
	2008	2007	2006
Balance, beginning of year	$188,125	$112,479	$64,404
Additions during period (depreciation and amortization expense )	115,256	81,344	53,478
Deductions during period (dispositions and write-off of tenant improvements)	(421)	(5,698)	(5,403)

Balance, end of year	$302,960	$188,125	$112,479

Schedules other than those listed above are omitted because they are not applicable or the information required is included in the consolidated financial statements or the notes thereto.